EXHIBIT 2.1












                       AGREEMENT AND PLAN OF REORGANIZATION


                                     between


                         MERCANTILE BANCORPORATION INC.,

                                    as Buyer,


                                       and


                         ROOSEVELT FINANCIAL GROUP, INC.

                                    as Seller








                             Dated December 22, 1996

                       AGREEMENT AND PLAN OF REORGANIZATION


                   This AGREEMENT AND PLAN OF REORGANIZATION (this "Agreement") is made and entered into on December 22, 1996 by and between MERCANTILE BANCORPORATION INC., a Missouri corpora-tion ("Buyer"), and ROOSEVELT FINANCIAL GROUP, INC., a Delaware corporation (together with its predecessors, "Seller").

                               W I T N E S S E T H:

                   WHEREAS, Buyer is a registered bank holding company under the Bank Holding Company Act of 1956, as amended (the "Holding Company Act") and a registered savings and loan hold-ing company under the Home Owners' Loan Act, as amended
         ("HOLA"); and

                   WHEREAS, Seller is a registered bank holding company under the Holding Company Act and a registered unitary savings and loan holding company under HOLA; and

                   WHEREAS, the Board of Directors of Seller and the Executive Committee of the Board of Directors of Buyer have approved the merger (the "Merger") of Seller with and into Ameribanc, Inc., a Missouri corporation and wholly owned sub-sidiary of Buyer ("Merger Sub") pursuant to the terms and sub-ject to the conditions of this Agreement; and

                   WHEREAS, for federal income tax purposes, it is in-tended that the Merger shall qualify as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended (the "Internal Revenue Code"); and

                   WHEREAS, as a condition to, and immediately after the execution of this Agreement, Buyer and each director of Seller will enter into Support Agreements (the "Support Agreements") in the form attached hereto as Exhibit A; and

                   WHEREAS, as a condition to, and immediately prior to execution of this Agreement, Buyer and Seller will enter into a stock option agreement (the "Stock Option Agreement") in the form attached hereto as Exhibit B; and

                   WHEREAS, the parties desire to provide for certain undertakings, conditions, representations, warranties and cov-enants in connection with the transactions contemplated by this Agreement.







                   NOW THEREFORE, in consideration of the premises and the representations, warranties and agreements herein con-tained, the parties agree as follows:


                                    ARTICLE I

                                    THE MERGER

                   1.01. The Merger. Subject to the terms and condi-tions of this Agreement, Seller shall be merged with and into Merger Sub in accordance with the Delaware General Corporation Law (the "DGCL") and the Missouri General and Business Corpora-tion Law (the "MGBCL") and the separate corporate existence of Seller shall cease. Merger Sub shall be the surviving corpora-tion of the Merger (sometimes referred to herein as the "Sur-viving Corporation") and shall continue to be governed by the laws of the State of Missouri.

                   1.02. Closing. The closing (the "Closing") of the Merger shall take place at 10:00 a.m., local time, on the date that the Effective Time (as defined in Section 1.03) occurs, or at such other time, and at such place, as Buyer and Seller shall agree (the "Closing Date").

                   1.03. Effective Time. The Merger shall become ef-fective on the date and at the time (the "Effective Time") on which appropriate documents in respect of the Merger are filed with the Secretaries of State of the States of Delaware and Missouri in such form as required by, and in accordance with, the relevant provisions of the DGCL and MGBCL, respectively. Subject to the terms and conditions of this Agreement, the Ef-fective Time shall occur on any such date on or after May 16, 1997 as Buyer shall notify Seller in writing (such notice to be at least five business days in advance of the Effective Time) but (i) not earlier than the satisfaction of all conditions set forth in Section 6.01(a) and 6.01(b) (the "Approval Date") and
         (ii) subject to clause (i), not later than the first business day of the first full calendar month commencing at least five business days after the Approval Date. As soon as practicable following the Effective Time, Buyer and Seller shall cause a certificate or plan of merger reflecting the terms of this Agreement to be delivered for filing and recordation with other appropriate state or local officials in the States of Delaware and Missouri in accordance with the DGCL and the MGBCL, respec-tively.













                   1.04. Additional Actions. If, at any time after the Effective Time, Buyer or the Surviving Corporation shall con-sider or be advised that any further deeds, assignments or as-surances or any other acts are necessary or desirable to (a) vest, perfect or confirm, of record or otherwise, in the Sur-viving Corporation its right, title or interest in, to or under any of the rights, properties or assets of Seller or Merger Sub or (b) otherwise carry out the purposes of this Agreement, Seller and Merger Sub and each of their respective officers and directors, shall be deemed to have granted to the Surviving Corporation an irrevocable power of attorney to execute and deliver all such deeds, assignments or assurances and to do all acts necessary or desirable to vest, perfect or confirm title and possession to such rights, properties or assets in the Sur-viving Corporation and otherwise to carry out the purposes of this Agreement, and the officers and directors of the Surviving Corporation are authorized in the name of Seller or otherwise to take any and all such action.

                   1.05. Articles of Incorporation and Bylaws. The Articles of Incorporation and Bylaws of Merger Sub in effect immediately prior to the Effective Time shall be the Articles of Incorporation and Bylaws of the Surviving Corporation fol-lowing the Merger until otherwise amended or repealed.

                   1.06. Boards of Directors and Officers. At the Ef-fective Time, the directors and officers of Merger Sub im-mediately prior to the Effective Time shall be directors and officers, respectively, of the Surviving Corporation following the Merger; such directors and officers shall hold office in accordance with the Surviving Corporation's Bylaws and ap-plicable law.

                   1.07. Conversion of Securities. At the Effective Time, by virtue of the Merger and without any action on the part of Buyer, Seller or the holder of any of the following securities:

                   (i) Each share of the common stock, par value $.01 per share, of Merger Sub that is issued and outstanding im-mediately prior to the Effective Time shall remain outstanding and shall be unchanged after the Merger and shall thereafter constitute all of the issued and outstanding capital stock of the Surviving Corporation; and

                   (ii) Each share of the common stock, $.01 par value ("Seller Common Stock"), of Seller issued and outstanding im-mediately prior to the Effective Time, other than any Dissent-ing Shares (as defined in Section 1.11), shall cease to be out-standing and shall be converted into and become the right to









         receive, at the election of the holder thereof as provided in
         Section 1.08, either

                   (1) .4211 (the "Exchange Ratio") shares of common stock, par value $5.00 per share ("Buyer Common Stock"), of Buyer and the associated Rights under the Buyer Rights Agreement as those terms are defined in Section 3.02 (the "Per Share Stock Consideration"), or

                   (2) $22.00 in cash (the "Per Share Cash Consider-ation");

         provided that the aggregate number of shares of Buyer Common Stock that shall be issued in the Merger (the "Stock Amount") shall, subject to the allocation procedures set forth in
         Section 1.09, be equal to (x) 13,042,110 shares less (y) the number of shares of Buyer Common Stock issuable upon exercise of the Seller Stock Options or restricted stock outstanding as of the Effective Time.

                   1.08. Election Procedures. An election form and other appropriate and customary transmittal materials (which shall specify that delivery shall be effected, and risk of loss and title to the certificates theretofore representing Seller Common Stock shall pass, only upon proper delivery of such cer-tificates to an exchange agent designated by Buyer (the "Ex-change Agent")) in such form as Buyer and Seller shall mutually agree ("Election Form") shall be mailed approximately 25 days prior to the anticipated Effective Time or on such other date as Buyer and Seller shall mutually agree ("Mailing Date") to each holder of record of Seller Common Stock as of five busi-ness days prior to the Mailing Date ("Election Form Record Date"). Buyer shall determine the anticipated Effective Time (the "Anticipated Effective Time") in its sole discretion and the failure of the Effective Time to occur at the Anticipated Effective Time for purposes of this Section 1.08 shall not af-fect the time periods which are established for purposes of these election procedures.

                   Each Election Form shall permit the holder (or the beneficial owner through appropriate and customary documenta-tion and instructions) to elect to receive only Buyer Common Stock with respect to such holder's Seller Common Stock ("Stock Election Shares"), to elect to receive only cash with respect to such holder's Seller Common Stock ("Cash Election Shares") or to indicate that such holder makes no election ("No Election Shares"). For purposes of this Section 1.08, Dissenting Shares shall be treated as Cash Election Shares but shall not be con-verted into the Per Share Stock Consideration or the Per Share Cash consideration except as provided in Section 1.11.









                   Any Seller Common Stock with respect to which the holder (or the beneficial owner, as the case may be) shall not have submitted to the Exchange Agent an effective, properly completed Election Form on or before 5:00 p.m. on the 20th day following the Mailing Date (or such other time and date as Buyer and Seller may mutually agree) (the "Election Deadline") shall be deemed to be "No Election Shares."

                   Buyer shall promptly make available one or more Elec-tion Forms as may be reasonably requested by all persons who become holders (or beneficial owners) of Seller Common Stock between the Election Form Record Date and close of business on the business day prior to the Election Deadline, and Seller shall provide to the Exchange Agent all information reasonably necessary for it to perform as specified herein.

                   Any such election shall have been properly made only if the Exchange Agent shall have actually received a properly completed Election Form by the Election Deadline. An Election Form shall be deemed properly completed only if accompanied by one or more certificates (or customary affidavits and indemni-fication regarding the loss or destruction of such certificates or the guaranteed delivery of such certificates) representing all shares of Seller Common Stock covered by such Election Form, together with duly executed transmittal materials in-cluded in the Election Form. Any Election Form may be revoked or changed by the person submitting such Election Form at or prior to the Election Deadline. In the event an Election Form is revoked prior to the Election Deadline, the shares of Seller Common Stock represented by such Election Form shall become No Election Shares and Buyer shall cause the certificates repre-senting Seller Common Stock to be promptly returned without charge to the person submitting the Election Form upon written request to that effect from the person who submitted the Elec-tion Form. Subject to the terms of this Agreement and of the Election Form, the Exchange Agent shall have reasonable discre-tion to determine whether any election, revocation or change has been properly or timely made and to disregard immaterial defects in the Election Forms, and any good faith decisions of the Exchange Agent regarding such matters shall be binding and conclusive. Neither Buyer nor the Exchange Agent shall be un-der any obligation to notify any person of any defect in an Election Form.

                   1.09. Allocation Procedures. Within ten business days after the Election Deadline, unless the Effective Time has not yet occurred, in which case as soon thereafter as practi-cable, Buyer shall cause the Exchange Agent to effect the al-location among the holders of Seller Common Stock of rights to










         receive Buyer Common Stock or cash in the Merger in accordance with the Election Forms as follows:

                   (a) Stock Elections Less Than Stock Amount. If the number of shares of Buyer Common Stock that would be is-sued upon conversion in the Merger of the Stock Election Shares is less than the Stock Amount, then:

                        (i)  all Stock Election Shares shall be con-
                   verted into the right to receive Buyer Common Stock,

                        (ii) the Exchange Agent shall select first from among the holders of No Election Shares and then (if necessary) pro rata from among the Cash Election Shares (excluding Dissenting Shares), a sufficient number of shares ("Stock Designated Shares") such that the number of shares of Buyer Common Stock that will be issued in the Merger equals as closely as practicable the Stock Amount, and all Stock Desig-nated Shares shall be converted into the right to receive Buyer Common Stock; provided, however, that Buyer shall have the option, in its sole discretion, to satisfy some or all of the Stock Designated Shares by similar pro rata selection in cash in lieu of de-livering Buyer Common Stock subject to the require-ment that the Merger continue to qualify as a tax-free reorganization for purposes of section 368 of the Code, and

                        (iii) the Cash Election Shares and the No Elec-tion Shares which are not Stock Designated Shares shall be converted into the right to receive cash;

                   (b) Stock Elections More Than Stock Amount. If the number of shares of Buyer Common Stock that would be is-sued upon the conversion into Buyer Common Stock of the Stock Election Shares is greater than the Stock Amount, then:

                        (i) all Cash Election Shares and No Election Shares shall be converted into the right to receive cash,

                        (ii) the Exchange Agent shall select from among the Stock Election Shares on a pro rata basis, a suf-ficient number shares ("Cash Designated Shares") such that the number of shares of Buyer Common Stock that will be issued in the Merger equals as closely as practicable the Stock Amount, and all Cash Designated










                   Shares shall be converted into the right to receive cash, and

                        (iii) the Stock Election Shares which are not Cash Designated Shares shall be converted into the right to receive Buyer Common Stock; or

                   (c) Stock Elections Equal to Stock Amount. If the number of shares of Buyer Common Stock that would be is-sued upon conversion into Buyer Common Stock of the Stock Election Shares is equal or nearly equal (as determined by the Exchange Agent) to the Stock Amount, then subpara-graphs (a) and (b) above and subparagraph (d) below shall not apply and all Stock Election Shares shall be converted into the right to receive Buyer Common Stock and all Cash Election Shares and No Election Shares shall be converted into the right to receive cash; or

                   (d) Stock Elections and No Elections Equal to Stock Amount. If the number of shares of Buyer Common Stock that would be issued upon the conversion into Buyer Common Stock of the Stock Election Shares and No Election Shares would equal or nearly equal (as determined by the Exchange Agent) the Stock Amount, then subparagraphs (a), (b) and
              (c) above shall not apply and all Cash Election Shares shall be converted into the right to receive cash and all Stock Election Shares and No Election Shares shall be con-verted into the right to receive Buyer Common Stock.

                   1.10.  Exchange Procedures.  (a)  In accordance with
         Section 1.08, holders of record of certificates formerly repre-senting shares of Seller Common Stock (the "Certificates") shall be instructed to tender such Certificates to Buyer pursu-ant to a letter of transmittal that Buyer shall deliver or cause to be delivered to such holders, which letter of trans-mittal shall be included within the election forms distributed pursuant to Section 1.08. Such letters of transmittal shall specify that risk of loss and title to Certificates shall pass only upon delivery of such Certificates to Buyer or the Ex-change Agent (as defined below).

                   (b) Subject to Section 1.12, after the Effective Time, each previous holder of a Certificate that surrenders such Certificate to the Buyer or, at the election of Buyer, an exchange agent designated by Buyer (the "Exchange Agent") will, upon acceptance thereof by Buyer or the Exchange Agent, be en-titled to a certificate or certificates representing the number of full shares of Buyer Common Stock or cash, as the case may be, into which the Certificate so surrendered shall have been converted pursuant to this Agreement and any distribution









         theretofore declared and not yet paid with respect to such shares of Buyer Common Stock, without interest.

                   (c) Buyer or, at the election of Buyer, the Exchange Agent shall accept Certificates upon compliance with such rea-sonable terms and conditions as Buyer or the Exchange Agent may impose to effect an orderly exchange thereof in accordance with
         customary exchange practices.   Certificates shall be ap-
         propriately endorsed or accompanied by such instruments of transfer as Buyer or the Exchange Agent may require.

                   (d) Each outstanding Certificate shall until duly surrendered to Buyer or the Exchange Agent be deemed to evi-dence ownership of the consideration into which the stock pre-viously represented by such Certificate shall have been con-verted pursuant to this Agreement.

                   (e) After the Effective Time, holders of Certifi-cates shall cease to have rights with respect to the stock pre-viously represented by such Certificates, and their sole rights shall be to exchange such Certificates for the consideration provided for in this Agreement. After the Effective Time, there shall be no further transfer on the records of Seller of Certificates, and if such Certificates are presented to Seller for transfer, they shall be cancelled against delivery of the consideration provided therefor in this Agreement. Buyer shall not be obligated to deliver the consideration to which any former holder of Seller Common Stock is entitled as a result of the Merger until such holder surrenders the Certificates as provided herein. No dividends declared will be remitted to any person entitled to receive Buyer Common Stock under this Agree-ment until such person surrenders the Certificate representing the right to receive such Buyer Common Stock, at which time such dividends shall be remitted to such person, without inter-est and less any taxes that may have been imposed thereon. Certificates surrendered for exchange by any person constitut-ing an "affiliate" of Seller for purposes of Rule 145 of the Securities Act of 1933, as amended (together with the rules and regulations thereunder, the "Securities Act"), shall not be exchanged for certificates representing Buyer Common Stock un-til Buyer has received a written agreement from such person in the form attached as Exhibit C. Neither the Exchange Agent nor any party to this Agreement nor any affiliate thereof shall be liable to any holder of stock represented by any Certificate for any consideration paid to a public official pursuant to applicable abandoned property, escheat or similar laws. Buyer and the Exchange Agent shall be entitled to rely upon the stock transfer books of Seller to establish the identity of those persons entitled to receive consideration specified in this Agreement, which books shall be conclusive with respect









         thereto. In the event of a dispute with respect to ownership of stock represented by any Certificate, Buyer and the Exchange Agent shall be entitled to deposit any consideration repre-sented thereby in escrow with an independent third party and thereafter be relieved with respect to any claims thereto.

                   1.11. Dissenting Shares. (a) "Dissenting Shares" means any shares held by any holder who becomes entitled to payment of the fair value of such shares under the DGCL. Any holders of Dissenting Shares shall be entitled to payment for such shares only to the extent permitted by and in accordance with the provisions of the DGCL; provided, however, that if, in accordance with the DGCL, any holder of Dissenting Shares shall forfeit such right to payment of the fair value of such shares, such shares shall thereupon be deemed to have been converted into and to have become exchangeable for, as of the Effective Time, the right to receive the consideration provided in this
         Article I.

                   (b) Seller shall give Buyer (i) prompt notice of any written objections to the Merger and any written demands for the payment of the fair value of any shares, withdrawals of such demands, and any other instruments served pursuant to the DGCL received by Seller and (ii) the opportunity to participate in all negotiations and proceedings with respect to such de-mands under the DGCL. Seller shall not voluntarily make any payment with respect to any demands for payment of fair value and shall not, except with the prior written consent of Buyer, settle or offer to settle any such demands.

                   1.12. No Fractional Shares. Notwithstanding any other provision of this Agreement, neither certificates nor scrip for fractional shares of Buyer Common Stock shall be is-sued in the Merger. Each holder who otherwise would have been entitled to a fraction of a share of Buyer Common Stock shall receive in lieu thereof cash (without interest) in an amount determined by multiplying the fractional share interest to which such holder would otherwise be entitled by the Closing Price per share of Buyer Common Stock on the last business day preceding the Effective Time. With respect to a share of stock, "Closing Price" shall mean: the closing price as re-ported on the Consolidated Tape (as reported in The Wall Street Journal or in the absence thereof, by any other authoritative source). No such holder shall be entitled to dividends, voting rights or any other rights in respect of any fractional share.

                   1.13. Anti-Dilution Adjustments. If prior to the Effective Time Buyer shall declare a stock dividend or make











         distributions upon or subdivide, split up, reclassify or com-bine or make other similar change to Buyer Common Stock, ex-change Buyer Common Stock for a different number or kind of shares or securities or declare a dividend or make a distri-bution on Buyer Common Stock or on any security convertible into Buyer Common Stock, or is involved in any transaction re-sulting in any of the foregoing (including any exchange of Buyer Common Stock for a different number or kind of shares or securities), appropriate adjustment or adjustments will be made to the Exchange Ratio.

                   1.14. Reservation of Right to Revise Transaction. Buyer may at any time change the method of effecting the acqui-sition of Seller or Seller's Subsidiaries by Buyer and Seller shall cooperate in such efforts (including without limitation
         (a) the provisions of this Article I and (b) causing the merger of Roosevelt Bank, a wholly owned subsidiary of Seller ("Seller Bank") and/or any of the Banks (as defined herein) with any depository institution which is a Subsidiary of Buyer (any such merger together with the Merger being referred to herein as the "Transactions")) if and to the extent it deems such change to be desirable, including without limitation to provide for a merger of Seller directly into Buyer, in which Buyer is the surviving corporation, provided, however, that no such change shall (A) alter or change the amount or kind of consideration to be issued to holders of Seller Common Stock as provided for in this Agreement (the "Merger Consideration"), (B) adversely affect the tax treatment to Seller's stockholders as a result of receiving the Merger Consideration or (C) materially delay receipt of any approval referred to in Section 6.01(b) or the consummation of the transactions contemplated by this Agree-ment.

                                    ARTICLE II

               REPRESENTATIONS, WARRANTIES AND COVENANTS OF SELLER

                   Seller represents and warrants to and covenants with Buyer as follows:

                   2.01. Organization and Authority. Seller is a cor-poration duly organized, validly existing and in good standing under the laws of the State of Delaware and is duly qualified to do business and is in good standing in all jurisdictions where its ownership or leasing of property or the conduct of its business requires it to be so qualified, except as set forth on Schedule 2.01 and except where the failure to be so qualified would not have a material adverse effect on the fi-nancial condition, results of operations or business (col-lectively, the "Condition") of Seller and its Subsidiaries,









         taken as a whole, and has corporate power and authority to own its properties and assets and to carry on its business as it is now being conducted. Seller is registered as a bank holding company with the Board of Governors of the Federal Reserve Sys-tem (the "Board") under the Holding Company Act and as a uni-tary savings and loan holding company with the Office of Thrift Supervision (the "OTS") under HOLA. True and complete copies of the Certificate of Incorporation and the Bylaws of Seller and, to the extent requested in writing by Buyer, of the ar-ticles of incorporation and bylaws of the Seller Subsidiaries (as defined in Section 2.02), each as in effect on the date of this Agreement, have been provided to Buyer.

                   2.02. Subsidiaries. Schedule 2.02 sets forth, among other things, a complete and correct list of all of Seller's Subsidiaries (each a "Seller Subsidiary" and collectively the "Seller Subsidiaries"), all outstanding Equity Securities of each of which, except as set forth on Schedule 2.02, are owned directly or indirectly by Seller. "Equity Securities" of an issuer means capital stock or other equity securities of such issuer, options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or se-curities or rights convertible into, shares of any capital stock or other Equity Securities of such issuer, or contracts, commitments, understandings or arrangements by which such is-suer is or may become bound to issue additional shares of its capital stock or other Equity Securities of such issuer, or options, warrants, scrip or rights to purchase, acquire, sub-scribe to, calls on or commitments for any shares of its capi-tal stock or other Equity Securities. Except as set forth on
         Schedule 2.02, all of the outstanding shares of capital stock of the Seller Subsidiaries are validly issued, fully paid and nonassessable, and those shares owned by Seller are owned free and clear of any lien, claim, charge, option, encumbrance, agreement, mortgage, pledge, security interest or restriction (a "Lien") with respect thereto. Each of the Seller Subsidiar-ies is a corporation, savings bank or bank and trust company duly incorporated or organized, validly existing, and in good standing under the laws of its jurisdiction of incorporation or organization, and has corporate power and authority to own or lease its properties and assets and to carry on its business as it is now being conducted. Each of the Seller Subsidiaries is duly qualified to do business in each jurisdiction where its ownership or leasing of property or the conduct of its business requires it so to be qualified, except where the failure to so qualify would not have a material adverse effect on the Condi-tion of Seller and its Subsidiaries, taken as a whole. Except for the Equity Securities of Seller Bank of which Seller owns 100% and except as set forth on Schedule 2.02, Seller does not own beneficially, directly or indirectly, any shares of any









         class of Equity Securities or similar interests of any corpora-tion, bank, business trust, association or similar organiza-tion. Seller Bank is chartered by the OTS. The deposits of Seller Bank are insured by the Savings Association Insurance Fund ("SAIF") or the Bank Insurance Fund ("BIF"). The place and type of charter and the applicable insurance fund for each of Seller's other Subsidiaries which are financial institutions (the "Banks") are set forth on Schedule 2.02. Except as set forth on Schedule 2.02, neither Seller nor any Seller Subsid-iary holds any interest in a partnership or joint venture of any kind.

                   2.03. Capitalization. The authorized capital stock of Seller consists of (i) 90,000,000 shares of Seller Common Stock, of which, as of December 20, 1996, 44,147,886 shares were issued and outstanding and (ii) 1,000,000 shares of Class I serial preferred stock, par value $.01 per share, of which, as of December 20, 1996, 999,100 shares were issued and out-standing, and (iii) 2,000,000 shares of Class II serial pre-ferred stock, no par value, of which, as of December 20, 1996, 289,725 shares were issued and outstanding (clauses (ii) and (iii) together, "Seller Preferred Stock"). As of December 20, 1996, Seller had reserved 4,650,000 shares of Seller Common Stock for issuance under Seller's stock option and incentive plans, a list of which is set forth on Schedule 2.03 (the "Seller Stock Plans"), pursuant to which options ("Seller Stock Options") covering 1,176,993 shares of Seller Common Stock were outstanding as of December 20, 1996. Except as set forth on
         Schedule 2.03, since December 20, 1996, no Equity Securities of Seller have been issued other than shares of Seller Common Stock which may have been issued upon the exercise of Seller Stock Options. Except as set forth above, there are no other Equity Securities of Seller outstanding. All of the issued and outstanding shares of Seller Common Stock are validly issued, fully paid, and nonassessable, and have not been issued in vio-lation of any preemptive right of any stockholder of Seller. Each share of Seller Preferred Stock may be called for redemp-tion on and after May 16, 1997. Since December 20, 1996, Seller has not granted any options or similar rights pursuant to which shares of Seller Common Stock may be issued and has not issued any shares of Seller Common Stock.

                   2.04.  Authorization.  (a)  Except as set forth on
         Schedule 2.04A, Seller has the corporate power and authority to enter into this Agreement and, subject to the approval of this Agreement by the stockholders of Seller, to carry out its obli-gations hereunder. The only stockholder vote required for Seller to approve this Agreement is the affirmative vote of the holders of at least a majority of the shares of Seller Common Stock entitled to vote at a meeting called for such purpose.









         The execution, delivery and performance of this Agreement by Seller and the consummation by Seller of the transactions con-templated hereby have been duly authorized by the Board of Di-rectors of Seller. Subject to approval by the stockholders of Seller, this Agreement is a valid and binding obligation of Seller enforceable against Seller in accordance with its terms.

                   (b) Except as set forth on Schedule 2.04B, neither the execution nor delivery nor performance by Seller of this Agreement, nor the consummation by Seller of the transactions contemplated hereby, nor compliance by Seller with any of the provisions hereof, will (i) violate, conflict with, or result in a breach of any provisions of, or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, or result in the termination of, or accelerate the performance required by, or result in a right of termination or acceleration of, or result in the creation of, any Lien upon any of the material properties or assets of Seller or any Seller Subsidiary under any of the terms, condi-tions or provisions of (x) its articles or certificate of in-corporation or bylaws or (y) any material note, bond, mortgage, indenture, deed of trust, license, lease, agreement or other instrument or obligation to which Seller or any Seller Subsid-iary is a party or by which it may be bound, or to which Seller or any Seller Subsidiary or any of the material properties or assets of Seller or any Seller Subsidiary may be subject, or
         (ii) subject to compliance with the statutes and regulations referred to in paragraph (c) of this Section 2.04, to the best knowledge of Seller, violate any judgment, ruling, order, writ, injunction, decree, statute, rule or regulation applicable to Seller or any Seller Subsidiary or any of their respective ma-terial properties or assets.

                   (c) Other than in connection or in compliance with the provisions of the DGCL, the MGBCL, the Securities Act, the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder (the "Exchange Act"), the securities or blue sky laws of the various states or filings, consents, re-views, authorizations, approvals or exemptions required under the Holding Company Act, and the Hart-Scott-Rodino Antitrust Improvements Act of 1976 (the "HSR Act"), or any required ap-provals or filings pursuant to any state statutes or regula-tions applicable to Seller, Buyer or their respective Subsid-iaries with respect to the transactions contemplated by this Agreement, no notice to, filing with, exemption or review by, or authorization, consent or approval of, any public body or authority is necessary for the consummation by Seller of the transactions contemplated by this Agreement.











                   2.05. Seller Financial Statements. The consolidated balance sheets of Seller and its Subsidiaries as of December 31, 1995, 1994 and 1993 and related consolidated statements of income, cash flows and changes in stockholders' equity for each of the three years in the three-year period ended December 31, 1995, together with the notes thereto, audited by KPMG Peat Marwick LLP and included in an annual report on Form 10-K (in-cluding amendments thereto) as filed with the Securities and Exchange Commission (the "SEC"), and the unaudited consolidated balance sheets of Seller and its Subsidiaries as of March 31, June 30, and September 30, 1996 and the related unaudited con-solidated statements of income and cash flows for the periods then ended, together with the notes thereto, included in quar-terly reports on Form 10-Q (including amendments thereto) (each a "Seller Form 10-Q") as filed with the SEC (collectively, the "Seller Financial Statements"), except as set forth on Schedule 2.05, have been prepared in accordance with generally accepted accounting principles applied on a consistent basis ("GAAP"), present fairly the consolidated financial position of Seller and its Subsidiaries at the dates and the consolidated results of operations, cash flows and changes in stockholders' equity of Seller and its Subsidiaries for the periods stated therein and are derived from the books and records of Seller and its Subsidiaries, which are complete and accurate in all material respects and have been maintained in all material respects in accordance with applicable laws and regulations. Except as set forth on Schedule 2.05, neither Seller nor any of its Subsid-iaries has any material contingent liabilities that are not reflected in the Seller Reports (defined below) or disclosed in the financial statements described above.

                   2.06. Seller Reports. Except as set forth on Sched-ule 2.06, since January 1, 1993, each of Seller and the Seller Subsidiaries has filed all material reports, registrations and statements, together with any required material amendments thereto, that it was required to file with (i) the SEC, includ-ing, but not limited to, Forms 10-K, Forms 10-Q, Forms 8-K and proxy statements, (ii) the OTS, (iii) the FDIC, (iv) the Board and (v) any other federal, state, municipal, local or foreign government, securities, banking, savings and loan, insurance and other governmental or regulatory authority and the agencies and staffs thereof (the entities in the foregoing clauses (i) through (v) being referred to herein collectively as the "Regu-latory Authorities" and individually as a "Regulatory Author-ity"). All such reports and statements filed with any such Regulatory Authority are collectively referred to herein as the "Seller Reports." As of its respective date, each Seller Re-port complied in all material respects with all the rules and regulations promulgated by the applicable Regulatory Authority and did not contain any untrue statement of a material fact or









         omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

                   2.07.  Properties and Leases.  Except as set forth on
         Schedule 2.07 or as may be reflected in the Seller Financial Statements, except for any Lien for current taxes not yet de-linquent and except with respect to assets classified as real estate owned, Seller and its Subsidiaries have good title free and clear of any material Lien to all the real and personal property reflected in Seller's consolidated balance sheet as of September 30, 1996 included in the most recent Seller Form 10-Q and, in each case, all real and personal property acquired since such date, except such real and personal property as has been disposed of in the ordinary course of business. All leases material to Seller or any Seller Subsidiary pursuant to which Seller or any Seller Subsidiary, as lessee, leases real or personal property, are valid and effective in accordance with their respective terms, and there is not, under any of such leases, any material existing default by Seller or any Seller Subsidiary or any event which, with notice or lapse of time or both, would constitute such a material default. Sub-stantially all of Seller's and Seller Subsidiaries' buildings, structures and equipment in regular use have been well main-tained and are in good and serviceable condition, normal wear and tear excepted.

                   2.08. Taxes. Except as set forth on Schedule 2.08 or except as previously disclosed to Buyer, Seller and each Seller Subsidiary have timely filed or will timely (including extensions) file all material tax returns required to be filed at or prior to the Closing Date ("Seller Returns"). Each of Seller and its Subsidiaries has paid, or set up adequate re-serves on the Seller Financial Statements for the payment of, all taxes required to be paid in respect of the periods covered by such returns and has set up adequate reserves on the most recent financial statements Seller has filed under the Exchange Act for the payment of all taxes anticipated to be payable in respect of all periods up to and including the latest period covered by such financial statements. Neither Seller nor any Seller Subsidiary will have any liability material to the Con-dition of Seller and the Seller Subsidiaries, taken as a whole, for any such taxes in excess of the amounts so paid or reserves so established and no material deficiencies for any tax, as-sessment or governmental charge have been proposed, asserted or assessed (tentatively or definitely) against any of Seller or any Seller Subsidiary which would not be covered by existing












         reserves. Neither Seller nor any Seller Subsidiary is delin-quent in the payment of any material tax, assessment or govern-mental charge, nor, except as previously disclosed, has it re-quested any extension of time within which to file any tax re-turns in respect of any fiscal year which have not since been filed and no requests for waivers of the time to assess any tax are pending. The federal and state income tax returns of Seller and the Seller Subsidiaries have been audited and settled by the Internal Revenue Service (the "IRS") or ap-propriate state tax authorities for all periods ended through December 31, 1991 or the period for assessment of taxes in re-spect of such periods has expired. There is no deficiency or refund litigation or matter in controversy with respect to Seller Returns. Neither Seller nor any Seller Subsidiary has extended or waived any statute of limitations on the assessment of any tax due that is currently in effect.

                   2.09. Material Adverse Change. Since September 30, 1996, there has been no material adverse change in the Condi-tion of Seller and its Subsidiaries, taken as a whole, except as may have resulted or may result from changes to laws and regulations or changes in economic conditions applicable to banking and thrift institutions generally or in general levels of interest rates affecting banking and thrift institutions generally.

                   2.10. Commitments and Contracts. (a) Except as set forth on Schedule 2.10A, neither Seller nor any Seller Subsid-iary is a party or subject to any of the following (whether written or oral, express or implied):

                        (i) any material agreement, arrangement or com-mitment (A) not made in the ordinary course of busi-ness or (B) pursuant to which Seller or any of its Subsidiaries is or may become obligated to invest in or contribute capital to any Seller Subsidiary;

                        (ii) any agreement, indenture or other instru-ment not disclosed in the Seller Financial Statements relating to the borrowing of money by Seller or any Seller Subsidiary or the guarantee by Seller or any Seller Subsidiary of any such obligation (other than trade payables or instruments related to transactions entered into in the ordinary course of business by any Seller Subsidiary, such as deposits and Fed Funds borrowings);

                        (iii) any contract, agreement or understanding with any labor union or collective bargaining organi-zation;









                        (iv) any contract containing covenants which limit the ability of Seller or any Seller Subsidiary to compete in any line of business or with any person or which involve any restriction of the geographical area in which, or method by which, Seller or any Seller Subsidiary may carry on its business (other than as may be required by law or any applicable Regulatory Authority);

                        (v) any other contract or agreement which is a "material contract" within the meaning of Item
                   601(b)(10) of Regulation S-K promulgated by the SEC;
                   or

                        (vi) any lease with annual rental payments ag-gregating $250,000 or more.

                   (b) Neither Seller nor any Seller Subsidiary is in violation of its charter documents or bylaws or in default un-der any material agreement, commitment, arrangement, lease, insurance policy, or other instrument, whether entered into in the ordinary course of business or otherwise and whether writ-ten or oral, and there has not occurred any event that, with the lapse of time or giving of notice or both, would constitute such a default, except, in all cases, where such default would not have a material adverse effect on the Condition of Seller and its Subsidiaries, taken as a whole.

                   2.11. Litigation and Other Proceedings. Except as set forth on Schedule 2.11, neither Seller nor any Seller Sub-sidiary is a party to any pending or, to the best knowledge of Seller, threatened claim, action, suit, investigation or pro-ceeding, or is subject to any order, judgment or decree, except for matters which, in the aggregate, will not have, or reason-ably could not be expected to have, a material adverse effect on the Condition of Seller and its Subsidiaries, taken as a whole, or which purports or seeks to enjoin or restrain the transactions contemplated by this Agreement. Without limiting the generality of the foregoing, as of the date of this Agree-ment, there are no actions, suits, or proceedings pending or, to the best knowledge of Seller, threatened against Seller or any Seller Subsidiary or any of their respective officers or directors by any stockholder of Seller or any Seller Subsidiary (or any former stockholder of Seller or any Seller Subsidiary) or involving claims under the Securities Act, the Exchange Act, the Community Reinvestment Act of 1977, as amended, or the fair lending laws.












                   2.12. Insurance. Each of Seller and its Subsidiar-ies has taken all requisite action (including without limita-tion the making of claims and the giving of notices) pursuant to its directors' and officers' liability insurance policy or policies in order to preserve all rights thereunder with re-spect to all matters (other than matters arising in connection with this Agreement and the transactions contemplated hereby) occurring prior to the Effective Time that are known to Seller, except for such matters which, individually or in the aggre-gate, will not have and reasonably could not be expected to have a material adverse effect on the Condition of Seller and its Subsidiaries, taken as a whole. Set forth on Schedule 2.12 is a list of all insurance policies maintained by or for the benefit of Seller or its Subsidiaries or their directors, of-ficers, employees or agents.

                   2.13. Compliance with Laws. (a) Except as set forth on Schedule 2.13A, Seller and each of its Subsidiaries have all permits, licenses, authorizations, orders and approv-als of, and have made all filings, applications and registra-tions with, all Regulatory Authorities that are required in order to permit them to own or lease their properties and as-sets and to carry on their business as presently conducted and that are material to the business of Seller and its Subsidiar-ies; all such permits, licenses, certificates of authority, orders and approvals are in full force and effect and, to the best knowledge of Seller, no suspension or cancellation of any of them is threatened; and all such filings, applications and registrations are current.

                   (b) Except as set forth on Schedule 2.13B and except for failures to comply or defaults which individually or in the aggregate would not have a material adverse effect on the Con-dition of Seller and its Subsidiaries, taken as a whole, (i) each of Seller and its Subsidiaries has complied with all laws, regulations and orders (including without limitation zoning ordinances, building codes, the Employee Retirement Income Se-curity Act of 1974, as amended ("ERISA"), and securities, tax, environmental, civil rights, and occupational health and safety laws and regulations and including without limitation in the case of any Seller Subsidiary that is a bank or savings as-sociation, banking organization, banking corporation or trust company, all statutes, rules, regulations and policy statements pertaining to the conduct of a banking, deposit-taking, lending or related business, or to the exercise of trust powers) and governing instruments applicable to them and to the conduct of their business, and (ii) neither Seller nor any Seller Subsid-iary is in default under, and no event has occurred which, with the lapse of time or notice or both, could result in the de-fault under, the terms of any judgment, order, writ, decree,









         permit, or license of any Regulatory Authority or court, whether federal, state, municipal, or local and whether at law or in equity. Except as set forth on Schedule 2.13B, as of the date of this Agreement, neither Seller nor any Seller Subsid-iary is subject to or reasonably likely to incur a liability as a result of its ownership, operation, or use of any Property (as defined below) of Seller (whether directly or, to the best knowledge of Seller, as a consequence of such Property being part of the investment portfolio of Seller or any Seller Sub-sidiary) (A) that is contaminated by or contains any hazardous waste, toxic substance, or related materials, including without limitation asbestos, PCBs, pesticides, herbicides, and any other substance or waste that is hazardous to human health or the environment (collectively, a "Toxic Substance"), or (B) on which any Toxic Substance has been stored, disposed of, placed, or used in the construction thereof. "Property" of a person shall include all property (real or personal, tangible or in-tangible) owned or controlled by such person, including without limitation property under foreclosure, property held by such person or any Subsidiary of such person in its capacity as a trustee and property in which any venture capital or similar unit of such person or any Subsidiary of such person has an interest. Except as set forth on Schedule 2.13B, no claim, action, suit, or proceeding is pending against Seller or any Seller Subsidiary relating to Property of Seller before any court or other Regulatory Authority or arbitration tribunal relating to hazardous substances, pollution, or the environ-ment, and there is no outstanding judgment, order, writ, in-junction, decree, or award against or affecting Seller or any Seller Subsidiary with respect to the same. Except for statu-tory or regulatory restrictions of general application, no Regulatory Authority has placed any restriction on the business of Seller or any Seller Subsidiary which reasonably could be expected to have a material adverse effect on the Condition of Seller and its Subsidiaries, taken as a whole.

                   (c) From and after January 1, 1993, neither Seller nor any Seller Subsidiary has received any notification or com-munication which has not been resolved from any Regulatory Au-thority (i) asserting that any Seller or any Subsidiary of Seller, is not in substantial compliance with any of the stat-utes, regulations or ordinances that such Regulatory Authority enforces, except with respect to matters which (A) are set forth on Schedule 2.13C or in any writing previously furnished to Buyer and (B) reasonably could not be expected to have a material adverse effect on the Condition of Seller and its Sub-sidiaries, taken as a whole, (ii) threatening to revoke any license, franchise, permit or governmental authorization that is material to the Condition of Seller and its Subsidiaries, taken as a whole, including without limitation such company's









         status as an insured depositary institution under the Federal Deposit Insurance Act, or (iii) requiring or threatening to require Seller or any of its Subsidiaries, or indicating that Seller or any of its Subsidiaries may be required, to enter into a cease and desist order, agreement or memorandum of un-derstanding or any other agreement restricting or limiting or purporting to direct, restrict or limit in any manner the op-erations of Seller or any of its Subsidiaries, including with-out limitation any restriction on the payment of dividends. No such cease and desist order, agreement or memorandum of under-standing or other agreement is currently in effect.

                   (d) Except as set forth on Schedule 2.17D, neither Seller nor any Seller Subsidiary is required by Section 32 of the Federal Deposit Insurance Act to give prior notice to any federal banking agency of the proposed addition of an indi-vidual to its board of directors or the employment of an indi-vidual as a senior executive officer.

                   2.14. Labor. No work stoppage involving Seller or any Seller Subsidiary, is pending or, to the best knowledge of Seller, threatened which reasonably could be expected to have a material adverse effect on the Condition of Seller and its Sub-sidiaries, taken as a whole. Neither Seller nor any Seller Subsidiary is involved in, or, to the best knowledge of Seller, threatened with or affected by, any labor dispute, arbitration, lawsuit or administrative proceeding which reasonably could be expected to have a material adverse affect on the Condition of Seller and its Subsidiaries, taken as a whole. Employees of neither Seller nor any Seller Subsidiary, are represented by any labor union or any collective bargaining organization.

                   2.15. Material Interests of Certain Persons. (a) Except as set forth in Seller's Proxy Statement for its 1996 Annual Meeting of Stockholders, to the best knowledge of Seller, no officer or director of Seller or any Subsidiary of Seller, or any "associate" (as such term is defined in Rule l4a-1 under the Exchange Act) of any such officer or director, has any material interest in any material contract or property (real or personal, tangible or intangible), used in, or per-taining to the business of, Seller or any Subsidiary of Seller, which in the case of Seller is required to be disclosed by Item 404 of Regulation S-K promulgated by the SEC or in the case of any such Subsidiary would be required to be so disclosed if such Subsidiary had a class of securities registered under Sec-tion 12 of the Exchange Act.

                   (b) Except as set forth in Seller's Proxy Statement for its 1996 Annual Meeting of Stockholders or on Schedule 2.15B, there are no loans from Seller or any Seller Subsidiary









         to any present officer, director, employee or any associate or related interest of any such person which was or would be re-quired under any rule or regulation to be approved by or re-ported to Seller's or Seller Subsidiary's Board of Directors ("Insider Loans"). All outstanding Insider Loans from Seller or any Seller Subsidiary were approved by or reported to the appropriate board of directors in accordance with applicable law and regulations.

                   2.16. Allowance for Loan and Lease Losses; Nonper-forming Assets. (a) The allowances for loan and lease losses contained in the Seller Financial Statements were established in accordance with the past practices and experiences of Seller and its Subsidiaries, and the allowance for loan losses shown on the consolidated condensed balance sheet of Seller and its Subsidiaries contained in the most recent Seller Form 10-Q is adequate in all material respects under the requirements of GAAP to provide for possible losses on loans (including without limitation accrued interest receivable) and credit commitments (including without limitation stand-by letters of credit) out-standing as of the date of such balance sheet.

                   (b) As of September 30, 1996, the aggregate amount of all Nonperforming Assets (as defined below) on the books of Seller and its Subsidiaries does not exceed $74,889,000. "Non-performing Assets" shall mean (i) all loans and leases (A) that are contractually past due 90 days or more in the payment of principal and/or interest, (B) that are on nonaccrual status,
         (C) where a reasonable doubt exists, in the reasonable judgment of Seller, as to the timely future collectibility of principal and/or interest, whether or not interest is still accruing or the loan is less than 90 days past due, (D) where the interest rate terms have been reduced and/or the maturity dates have been extended subsequent to the agreement under which the loan was originally created due to concerns regarding the borrower's ability to pay in accordance with such initial terms, (E) where a specific reserve allocation exists in connection therewith, or (F) that have been classified "doubtful", "loss" or the equivalent thereof by any Regulatory Authority, and (ii) all assets classified as real estate acquired through foreclosure or repossession and other assets acquired through foreclosure or repossession.

                   2.17. Employee Benefit Plans. (a) Except as set forth on Schedule 2.17A, neither Seller nor any Seller Subsid-iary is a party to any existing employment, management, con-sulting, deferred compensation, change-in-control or other similar contract. Schedule 2.17A lists all pension, retire-ment, supplemental retirement, savings, profit sharing, stock option, stock purchase, stock ownership, stock appreciation









         right, deferred compensation, consulting, bonus, medical, dis-ability, workers' compensation, vacation, group insurance, sev-erance and other material employee benefit, incentive and wel-fare policies, contracts, plans and arrangements, and all trust agreements related thereto, maintained (currently or at any time in the last five years) by or contributed to by Seller or any Seller Subsidiary in respect of any of the present or former directors, officers, or other employees of and/or con-sultants to Seller or any Seller Subsidiary (collectively, "Seller Employee Plans"). Seller has furnished, or will promptly furnish after the date hereof, Buyer with the follow-ing documents with respect to each Seller Employee Plan: (i) a true and complete copy of all written documents comprising such Seller Employee Plan (including amendments and individual agreements relating thereto) or, if there is no such written document, an accurate and complete description of the Seller Employee Plan; (ii) the most recent Form 5500 or Form 5500-C (including all schedules thereto), if applicable; (iii) the most recent financial statements and actuarial reports, if any;
         (iv) the summary plan description currently in effect and all material modifications thereof, if any; and (v) the most recent IRS determination letter, if any. Without limiting the gener-ality of the foregoing, Seller has furnished Buyer with true and complete copies of each form of stock option grant or stock option agreement that is outstanding under any stock option plan of Seller or any Seller Subsidiary.

                   (b) All Seller Employee Plans have been maintained and operated materially in accordance with their terms and with the material requirements of all applicable statutes, orders, rules and final regulations, including without limitation ERISA and the Internal Revenue Code ("IRC"). All contributions re-quired to be made to Seller Employee Plans have been made.

                   (c) With respect to each of the Seller Employee Plans which is a pension plan (as defined in Section 3(2) of ERISA) (the "Pension Plans"): (i) each Pension Plan which is intended to be "qualified" within the meaning of Section 401(a) of the IRC has been determined to be so qualified by the IRS and, to the knowledge of Seller, such determination letter may still be relied upon, and each related trust is exempt from taxation under Section 501(a) of the IRC; (ii) the actuarial present value of all benefits under each Pension Plan which is subject to Title IV of ERISA, valued using the assumptions in the most recent actuarial report, did not, in each case, as of the last applicable annual valuation date (as indicated on Schedule 2.17A), exceed the value of the assets of the Pension Plan allocable to such vested or accrued benefits; (iii) to the best knowledge of Seller, there has been no "prohibited trans-action," as such term is defined in Section 4975 of the IRC or









         Section 406 of ERISA, which could subject any Pension Plan or associated trust, or the Seller or any Seller Subsidiary, to any material tax or penalty; (iv) except as set forth on Sched-ule 2.17C, no Pension Plan subject to Title IV of ERISA or any trust created thereunder has been terminated, nor have there been any "reportable events" with respect to any Pension Plan, as that term is defined in Section 4043 of ERISA for which the 30-day notice requirement has not been waived on or after Janu-ary 1, 1985; and (v) no Pension Plan or any trust created thereunder has incurred any "accumulated funding deficiency", as such term is defined in Section 302 of ERISA (whether or not waived). Except as set forth on Schedule 2.17C, no Pension Plan is a "multiemployer plan" as that term is defined in Sec-tion 3(37) of ERISA. With respect to each Pension Plan that is described in Section 4063(a) of ERISA (a "Multiple Employer Pension Plan"): (i) neither Seller nor any Seller Subsidiary would have any liability or obligation to post a bond under
         Section 4063 of ERISA if Seller and all Seller Subsidiaries were to withdraw from such Multiple Employer Pension Plan; and
         (ii) neither Seller nor any Seller Subsidiary would have any liability under Section 4064 of ERISA if such Multiple Employer Pension Plan were to terminate.

                   (d) Except as set forth on Schedule 2.17D, neither Seller nor any Seller Subsidiary has any liability for any post-retirement health, medical or similar benefit of any kind whatsoever, except as required by statute or regulation.

                   (e) Except as set forth on Schedule 2.17E, neither Seller nor any Seller Subsidiary has any material liability under ERISA or the IRC as a result of its being a member of a group described in Sections 414(b), (c), (m) or (o) of the IRC.

                   (f) Except as set forth on Schedule 2.17F, neither the execution nor delivery of this Agreement, nor the consumma-tion of any of the transactions contemplated hereby, will (i) result in any material payment (including without limitation severance, unemployment compensation or golden parachute pay-
         ment) becoming due to any director or employee of Seller or any Seller Subsidiary from any of such entities, (ii) materially increase any benefit otherwise payable under any of the Seller Employee Plans or (iii) result in the acceleration of the time of payment of any such benefit. No holder of an option to ac-quire stock of Seller has or will have at any time through the Effective Time the right to receive any cash or other payment (other than the issuance of stock of Seller) in exchange for or with respect to all or any portion of such option. Seller shall use its best efforts to insure that no amounts paid or payable by Seller, Seller Subsidiaries or Buyer to or with re-spect to any employee or former employee of Seller or any









         Seller Subsidiary will fail to be deductible for federal income tax purposes by reason of Section 280G of the IRC. No Seller Stock Option has an associated "Additional Option Right" or similar "re-load" feature.

                   2.18. Conduct of Seller to Date. From and after January 1, 1996 through the date of this Agreement, except as set forth on Schedule 2.18 or in Seller Financial Statements or Seller Reports: (i) Seller and the Seller Subsidiaries have conducted their respective businesses in all material respects in the ordinary and usual course consistent with past prac-tices; (ii) neither Seller nor any Seller Subsidiary has in-curred any material obligation or liability (absolute or con-tingent), except normal trade or business obligations or li-abilities incurred in the ordinary course of business, or sub-jected to Lien any of its assets or properties other than in the ordinary course of business consistent with past practice;
         (iii) neither Seller nor any Seller Subsidiary has discharged or satisfied any material Lien or paid any material obligation or liability (absolute or contingent), other than in the ordi-nary course of business; (iv) neither Seller nor any Seller Subsidiary has sold, assigned, transferred, leased, exchanged, or otherwise disposed of any of its material properties or as-sets other than for a fair consideration in the ordinary course of business; (v) except as required by contract or law, neither Seller nor any Seller Subsidiary has (A) increased the rate of compensation of, or paid any bonus to, any of its directors, officers, or other employees, except merit, promotion or annual increases and bonuses in accordance with existing policy, (B) entered into any new, or amended or supplemented any existing, employment, management, consulting, deferred compensation, severance, or other similar contract, (C) entered into, terminated, or substantially modified any of the Seller Employee Plans or (D) agreed to do any of the foregoing; (vi) neither Seller nor any Seller Subsidiary has suffered any material damage, destruction, or loss, whether as the result of fire, explosion, earthquake, accident, casualty, labor trouble, requisition, or taking of property by any Regulatory Authority, flood, windstorm, embargo, riot, act of God or the enemy, or other casualty or event, and whether or not covered by insurance; and (vii) neither Seller nor any Seller Subsidiary has cancelled or compromised any debt, except for debts charged off or compromised in accordance with the past practice of Seller and its Subsidiaries.

                   2.19. Proxy Statement, etc. None of the information regarding Seller or any Seller Subsidiary supplied or to be supplied by Seller for inclusion or included in (i) the regis-tration statement on Form S-4 to be filed with the SEC by Buyer for the purpose of registering the shares of Buyer Common Stock









         to be exchanged for shares of Seller Common Stock pursuant to the provisions of this Agreement (the "Registration State-ment"), (ii) the proxy or information statement (the "Proxy Statement") to be mailed to Seller's stockholders in connection with the transactions contemplated by this Agreement or (iii) any other documents to be filed with any Regulatory Authority in connection with the transactions contemplated hereby will, at the respective times such documents are filed with any Regu-latory Authority and, in the case of the Registration State-ment, when it becomes effective and, with respect to the Proxy Statement, when mailed, be false or misleading with respect to any material fact, or omit to state any material fact necessary in order to make the statements therein not misleading or, in the case of the Proxy Statement or any amendment thereof or supplement thereto, at the time of the meeting of Seller's stockholders referred to in Section 5.03 (the "Meeting") (or, if no Meeting is held, at the time the Proxy Statement is first furnished to Seller's stockholders), be false or misleading with respect to any material fact, or omit to state any mate-rial fact necessary to correct any statement in any earlier communication with respect to the solicitation of any proxy for the Meeting. All documents which Seller or any Seller Subsid-iary is responsible for filing with any Regulatory Authority in connection with the Merger will comply as to form in all mate-rial respects with the provisions of applicable law.

                   2.20. Registration Obligations. Except as set forth on Schedule 2.20, neither Seller nor any Seller Subsidiary is under any obligation, contingent or otherwise to register any of its securities under the Securities Act.

                   2.21. State Takeover Statutes; Seller's Certificate of Incorporation. (a) Except as set forth on Schedule 2.21, the transactions contemplated by this Agreement are not subject to any applicable state takeover law.

                   (b) Except as set forth on Schedule 2.21, the trans-actions contemplated by this Agreement and the agreements con-templated hereby are not, and will not be, prohibited by, or subject to the super majority provisions of Sections 9 or 12 of the Seller's Certificate of Incorporation.

                   2.22. Accounting, Tax and Regulatory Matters. Nei-ther Seller nor any Seller Subsidiary has taken or agreed to take any action or has any knowledge of any fact or circum-stance that would (i) prevent the transactions contemplated hereby from qualifying as a reorganization within the meaning of Section 368 of the IRC or (ii) materially impede or delay receipt of any approval referred to in Section 6.01(b) or the










         consummation of the transactions contemplated by this Agree-ment.

                   2.23. Brokers and Finders. Except for Montgomery Securities and Stifel, Nicolaus & Company, Incorporated neither Seller nor any Seller Subsidiary nor any of their respective officers, directors or employees has employed any broker or finder or incurred any liability for any financial advisory fees, brokerage fees, commissions or finder's fees, and no bro-ker or finder has acted directly or indirectly for Seller or any Seller Subsidiary in connection with this Agreement or the transactions contemplated hereby. Schedule 2.23 discloses a bona fide estimate of the aggregate amount of all fees and ex-penses expected to be paid by Seller to all third parties in connection with the Merger ("Merger Fees").

                   2.24.  Other Activities.  (a)  Except as set forth on
         Schedule 2.24A, neither Seller nor any of its Subsidiaries en-gages in any insurance activities other than acting as a prin-cipal, agent or broker for insurance that is directly related to an extension of credit by Seller or any of its Subsidiaries and limited to assuring the repayment of the balance due on the extension of credit in the event of the death, disability or involuntary unemployment of the debtor.

                   (b) Except as set forth on Schedule 2.24B, to the knowledge of Seller's management: each Subsidiary that is a bank that performs personal trust, corporate trust and other fiduciary activities ("Trust Activities") has done so with req-uisite authority under applicable law of Regulatory Authorities and in material accordance with the agreements and instruments governing such Trust Activities, sound fiduciary principles and applicable law and regulation (specifically including but not limited to Section 9 of Title 12 of the Code of Federal Regula-tions); there is no investigation or inquiry by any governmen-tal entity pending or threatened against Seller or any of its Subsidiaries thereof relating to the compliance by Seller or any of its Subsidiaries with sound fiduciary principles and applicable law and regulations; and each employee of any such bank had the authority to act in the capacity in which such employee acted with respect to Trust Activities in each case in which such employee was held out as a representative of such bank; and such bank has established policies and procedures for the purpose of complying with applicable laws of governmental entities relating to Trust Activities, has followed such poli-cies and procedures in all material respects and has performed appropriate internal audit reviews of Trust Activities, which audits have disclosed no material violations of applicable laws of governmental entities or such policies and procedures.










                   2.25.  Interest Rate Risk Management Instruments.
         (a) Set forth on Schedule 2.25A is a list, as of the date hereof, of all interest rate swaps, caps, floors, and option agreements and other interest rate risk management arrangements to which Seller or any of its Subsidiaries is a party or by which any of their properties or assets may be bound.

                   (b) All interest rate swaps, caps, floors and option agreements and other interest rate risk management arrangements to which Seller or any of its Subsidiaries is a party or by which any of their properties or assets may be bound were en-tered into in the ordinary course of business and, to the best knowledge of Seller, in accordance with prudent banking prac-tice and applicable rules, regulations and policies of Regula-tory Authorities and with counterparties believed to be finan-cially responsible at the time and are legal, valid and binding obligations and are in full force and effect. Seller and each of its Subsidiaries has duly performed in all material respects all of its obligations thereunder to the extent that such obli-gations to perform have accrued, and there are no material breaches, violations or defaults or allegations or assertions of such by any party thereunder.

                   2.26. Accuracy of Information. To the best knowl-edge of Seller, the statements of Seller contained in this Agreement, the Schedules and any other written document ex-ecuted and delivered by or on behalf of Seller pursuant to the terms of this Agreement are true and correct in all material respects, and such statements and documents do not omit any material fact necessary to make the statements contained therein not misleading.

                                   ARTICLE III

                REPRESENTATIONS, WARRANTIES AND COVENANTS OF BUYER

                   Buyer represents, and warrants to and covenants with Seller as follows:

                   3.01. Organization and Authority. Buyer and each of its Subsidiaries is a corporation, bank, trust company or other entity duly organized, validly existing and in good standing under the laws of the jurisdiction of organization, is duly qualified to do business and is in good standing in all juris-dictions where its ownership or leasing of property or the con-duct of its business requires it to be so qualified and, except where the failure to be so qualified would not have a material adverse effect on the Condition of Buyer and its Subsidiaries, taken as a whole, has corporate power and authority to own its properties and assets and to carry on its business as it is now









         being conducted, except, in the case of the Buyer Subsidiaries, where the failure to be so qualified would not have a material adverse effect on the Condition of Buyer and its Subsidiaries, taken as a whole. Buyer is registered as a bank holding com-pany with the Board under the Holding Company Act. True and complete copies of the Articles of Incorporation and Bylaws of Buyer and Merger Sub, each in effect on the date of this Agree-ment, have been provided to Seller.

                   3.02. Capitalization of Buyer. The authorized capi-tal stock of Buyer consists of (i) 100,000,000 shares of Buyer Common Stock, of which, as of November 30, 1996, 61,586,802 shares were issued and outstanding and (ii) 5,000,000 shares of preferred stock, no par value ("Buyer Preferred Stock"), issu-able in series, none of which, as of November 30, 1996, is is-sued or outstanding. Buyer has designated 1,000,000 shares of Buyer Preferred Stock as "Series A Junior Participating Pre-ferred Stock" and has reserved such shares for issuance upon exercise of Preferred Stock Purchase Rights under a Rights Agreement dated May 23, 1988 (the "Buyer Rights Agreement"), between Buyer and Mercantile Bank of St. Louis National As-sociation, as Rights Agent. As of November 30, 1996 Buyer had reserved (i) 4,074,479 shares of Buyer Common Stock for issu-ance under various employee stock option and incentive plans ("Buyer Stock Options"), (ii) 600,418 shares of Buyer Common Stock for issuance upon the acquisition of Regional Bancshares, Inc. pursuant to an agreement dated August 22, 1996, and (iii) up to 17,235,960 shares of Buyer Common Stock for issuance upon the acquisition of Mark Twain Bancshares, Inc. ("Mark Twain") pursuant to an agreement dated October 27, 1996 (the "Mark Twain Merger Agreement"). From November 30, 1996 through the date of this Agreement, no shares of Buyer Common Stock or other Equity Securities of Buyer have been issued excluding any such shares which may have been issued pursuant to stock-based employee benefit or incentive plans and programs or pursuant to the foregoing agreements. Buyer continually evaluates possible acquisitions and may prior to the Effective Time enter into one or more agreements providing for, and may consummate, the ac-quisition by it of another bank, association, bank holding com-pany, savings and loan holding company or other company (or the assets thereof) for consideration that may include equity secu-rities. In addition, prior to the Effective Time, Buyer may, depending on market conditions and other factors, otherwise determine to issue equity, equity-linked or other securities for financing purposes. Notwithstanding the foregoing, Buyer will not take any action that would (i) prevent the transac-tions contemplated hereby from qualifying as a reorganization within the meaning of Section 368 of the IRC or (ii) materially impede or delay receipt of any approval referred to in Section 6.01(b) or the consummation of the transactions contemplated by









         this Agreement. Except as set forth above and except pursuant to the Buyer Rights Agreement, there are no other Equity Secu-rities of Buyer outstanding. All of the issued and outstanding shares of Buyer Common Stock are validly issued, fully paid, and nonassessable, and have not been issued in violation of any preemptive right of any stockholder of Buyer. At the Effective Time, the Buyer Common Stock to be issued in the Merger will be duly authorized, validly issued, fully paid and non-assessable, and will not be issued in violation of any preemptive right of any stockholder of Buyer.

                   3.03. Authorization. (a) Each of Buyer and Merger Sub has the corporate power and authority to enter into this Agreement and to carry out its obligations hereunder. No stockholder vote is required for Buyer to approve this Agree-ment. The execution, delivery and performance of this Agree-ment by Buyer and Merger Sub and the consummation by Buyer and Merger Sub of the transactions contemplated hereby have been duly authorized by all requisite corporate action of Buyer. This Agreement is a valid and binding obligation of Buyer en-forceable against Buyer in accordance with its terms.

                   (b) Neither the execution, delivery and performance by Buyer of this Agreement, nor the consummation by Buyer of the transactions contemplated hereby, nor compliance by Buyer with any of the provisions hereof, will (i) violate, conflict with or result in a breach of any provisions of, or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) or result in the termination of, or accelerate the performance required by, or result in a right of termination or acceleration of, or result in the cre-ation of, any Lien upon any of the material properties or as-sets of Buyer or any Buyer Subsidiary under any of the terms, conditions or provisions of (x) its articles or certificate of incorporation or bylaws, or (y) any material note, bond, mort-gage, indenture, deed of trust, license, lease, agreement or other instrument or obligation to which Buyer or any of the material properties or assets of Buyer is a party or by which it may be bound, or to which Buyer may be subject, or (ii) sub-ject to compliance with the statutes and regulations referred to in paragraph (c) of this Section 3.03, to the best knowledge of Buyer, violate any judgment, ruling, order, writ, injunc-tion, decree, statute, rule or regulation applicable to Buyer or any of its Subsidiaries or any of their respective material properties or assets.

                   (c) Other than in connection with or in compliance with the provisions of the DGCL, the MGBCL, the Securities Act,











         the Exchange Act, the securities or blue sky laws of the vari-ous states or filings, consents, reviews, authorizations, ap-provals or exemptions required under the Holding Company Act, and the HSR Act, or any required approvals of, or notice to, any other Regulatory Authority, no notice to, filing with, ex-emption or review by, or authorization, consent or approval of, any public body or authority is necessary for the consummation by Buyer of the transactions contemplated by this Agreement.

                   3.04. Buyer Financial Statements. The supplemental consolidated and parent company only balance sheets of Buyer and its Subsidiaries as of December 31, 1995, 1994 and 1993 and related supplemental consolidated and parent company only statements of income, cash flows and changes in stockholders' equity for each of the three years in the three-year period ended December 31, 1995, together with the notes thereto, au-dited by KPMG Peat Marwick ("Buyer Auditors") and included in Buyer's current report on Form 8-K dated May 31, 1995 as filed with the SEC, and the unaudited consolidated balance sheets of Buyer and its Subsidiaries as of March 31, June 30, and Septem-ber 30, 1996 and the related unaudited consolidated statements of income and cash flows for the periods then ended included in quarterly reports on Form 10-Q (including amendments thereto) as filed with the SEC (collectively, the "Buyer Financial Statements"), have been prepared in accordance with GAAP, present fairly the consolidated financial position of Buyer and its Subsidiaries at the dates and the consolidated results of operations, changes in stockholders' equity and cash flows of Buyer and its Subsidiaries for the periods stated therein and are derived from the books and records of Buyer and its Subsid-iaries, which are complete and accurate in all material re-spects and have been maintained in all material respects in accordance with applicable laws and regulations. Neither Buyer nor any of its Subsidiaries has any material contingent li-abilities that are not reflected in the Buyer Reports (defined below) or disclosed in the financial statements described above.

                   3.05. Buyer Reports. Since January 1, 1993, each of Buyer and the Buyer Subsidiaries has filed all material re-ports, registrations and statements, together with any required material amendments thereto, that it was required to file with any Regulatory Authority. All such reports and statements filed with any such Regulatory Authority are collectively re-ferred to herein as the "Buyer Reports." As of its respective date, each Buyer Report complied in all material respects with all the rules and regulations promulgated by the applicable Regulatory Authority and did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements









         therein, in light of the circumstances under which they were made, not misleading.

                   3.06. Material Adverse Change. Since September 30, 1996, there has been no material adverse change in the Condi-tion of Buyer and its Subsidiaries, taken as a whole, except as may have resulted or may result from changes to laws and regu-lations or changes in economic conditions applicable to banking and thrift institutions generally or in general levels of in-terest rates affecting banking and thrift institutions gener-ally.

                   3.07. Compliance with Laws. (a) Each of Buyer and its Subsidiaries has complied with all laws, regulations, and orders (including without limitation zoning ordinances, build-ing codes, ERISA, and securities, tax, environmental, civil rights, and occupational health and safety laws and regulations and including without limitation in the case of any Buyer Sub-sidiary that is a bank, banking organization, banking corpora-tion or trust company, all statutes, rules and regulations, pertaining to the conduct of a banking, deposit-taking or lend-ing or related business or to the exercise of trust powers) and governing instruments applicable to them and to the conduct of their business, except where such failure to comply would not have a material adverse effect on the Condition of Buyer and its Subsidiaries, taken as a whole, and (ii) neither Buyer nor any Buyer Subsidiary is in default under, and no event has oc-curred which, with the lapse of time or notice or both, could result in the default under, the terms of any judgment, order, writ, decree, permit, or license of any Regulatory Authority or court, whether federal, state, municipal, or local and whether at law or in equity, except where such default would not have a material adverse effect on the Condition of Buyer and its Sub-sidiaries, taken as a whole. Neither Buyer nor any Buyer Sub-sidiary is subject to or reasonably likely to incur a liability as a result of its ownership, operation, or use of any Property of Buyer (whether directly or, to the best knowledge of Buyer, as a consequence of such Property being part of the investment portfolio of Buyer or any Buyer Subsidiary) (A) that is con-taminated by or contains any Toxic Substance, or (B) on which any Toxic Substance has been stored, disposed of, placed, or used in the construction thereof; and which, in each case, rea-sonably could be expected to have a material adverse effect on the Condition of Buyer and its Subsidiaries, taken as a whole. Except for statutory or regulatory restrictions of general ap-plication, no Regulatory Authority has placed any restriction on the business of Buyer or any Buyer Subsidiary which reason-ably could be expected to have a material adverse effect on the Condition of Buyer and its Subsidiaries, taken as a whole. As










         of the date of this Agreement, no claim, action, suit, or pro-ceeding is pending against Buyer or any Buyer Subsidiary re-lating to Property of Buyer before any court or other Regula-tory Authority or arbitration tribunal relating to hazardous substances, pollution, or the environment, and there is no out-standing judgment, order, writ, injunction, decree, or award against or affecting Buyer or any Buyer Subsidiary with respect to the same.

                   (b) Buyer and each of its Subsidiaries have all per-mits, licenses, authorizations, orders and approvals of, and have made all filings, applications and registrations with, all Regulatory Authorities that are required in order to permit them to own or lease their properties and assets and to carry on their business as presently conducted, except where the failure to so have or make would not have a material adverse effect on the Condition of Buyer and its Subsidiaries, taken as a whole; all such permits, licenses, certificates of authority, orders and approvals are in full force and effect and, to the best knowledge of Buyer, no suspension or cancellation of any of them is threatened; and all such filings, applications and registrations are current.

                   (c) From and after January 1, 1993, neither Buyer nor any Buyer Subsidiary has received any notification or com-munication which has not been resolved from any Regulatory Au-thority (i) asserting that any Buyer or any Subsidiary of Buyer, is not in substantial compliance with any of the stat-utes, regulations or ordinances that such Regulatory Authority enforces, except with respect to matters which (A) are set forth on Schedule 3.07C or in any writing previously furnished to Buyer or (B) reasonably could not be expected to have a ma-terial adverse effect on the Condition of Buyer and its Subsid-iaries, taken as a whole, (ii) threatening to revoke any li-cense, franchise, permit or governmental authorization that is material to the Condition of Buyer and its Subsidiaries, taken as a whole, including without limitation such company's status as an insured depositary institution under the Federal Deposit Insurance Act, or (iii) requiring or threatening to require Buyer or any of its Subsidiaries, or indicating that Buyer or any of its Subsidiaries may be required, to enter into a cease and desist order, agreement or memorandum of understanding or any other agreement restricting or limiting or purporting to direct, restrict or limit in any material manner the operations of Buyer or any of its Subsidiaries, including without limita-tion any restriction on the payment of dividends. No such cease and desist order, agreement or memorandum of understand-ing or other agreement is currently in effect.











                   (d) Neither Buyer nor any Buyer Subsidiary is re-quired by Section 32 of the Federal Deposit Insurance Act to give prior notice to any federal banking agency of the proposed addition of an individual to its board of directors or the em-ployment of an individual as a senior executive officer.

                   3.08. Registration Statement, etc. None of the in-formation regarding Buyer or any of its Subsidiaries supplied or to be supplied by Buyer for inclusion or included in (i) the Registration Statement, (ii) the Proxy Statement, or (iii) any other documents to be filed with any Regulatory Authority in connection with the transactions contemplated hereby will, at the respective times such documents are filed with any Regula-tory Authority and, in the case of the Registration Statement, when it becomes effective and, with respect to the Proxy State-ment, when mailed (or furnished to stockholders of Seller), be false or misleading with respect to any material fact, or omit to state any material fact necessary in order to make the statements therein not misleading or, in the case of the Proxy Statement or any amendment thereof or supplement thereto, at the time of the Meeting, be false or misleading with respect to any material fact, or omit to state any material fact necessary to correct any statement in any earlier communication with re-spect to the solicitation of any proxy for the Meeting. All documents which Buyer or any of its Subsidiaries are respon-sible for filing with any Regulatory Authority in connection with the Merger will comply as to form in all material respects with the provisions of applicable law.

                   3.09. Brokers and Finders. Except for UBS Securi-ties Inc., neither Buyer nor any of its Subsidiaries nor any of their respective officers, directors or employees has employed any broker or finder or incurred any liability for any finan-cial advisory fees, brokerage fees, commissions or finder's fees, and no broker or finder has acted directly or indirectly for Buyer or any of its Subsidiaries in connection with this Agreement or the transactions contemplated hereby.

                   3.10. Commitments and Contracts. Neither Buyer nor any Buyer Subsidiary is in violation of its charter documents or bylaws or in default under any material agreement, commit-ment, arrangement, lease, insurance policy, or other instru-ment, whether entered into in the ordinary course of business or otherwise and whether written or oral, and there has not occurred any event that, with the lapse of time or giving of notice or both, would constitute such a default, except, in all cases, where such default would not have a material adverse effect on the Condition of Buyer and its Subsidiaries, taken as a whole.










                   3.11. Litigation and Other Proceedings. Neither Buyer nor any Buyer Subsidiary is a party to any pending or, to the best knowledge of Buyer, threatened claim, action, suit, investigation or proceeding, or is subject to any order, judg-ment or decree, except for matters which, in the aggregate, will not have, or reasonably could not be expected to have, a material adverse effect on the Condition of Buyer and its Sub-sidiaries, taken as a whole. Without limiting the generality of the foregoing, as of the date of this Agreement, there are no actions, suits, or proceedings pending or, to the best knowledge of Buyer, threatened against Buyer or any Buyer Sub-sidiary or any of their respective officers or directors by any stockholder of Buyer or any Buyer Subsidiary (or any former stockholder of Buyer or any Buyer Subsidiary) or involving claims under the Securities Act, the Exchange Act, the Com-munity Reinvestment Act of 1977, as amended, or the fair lend-ing laws or which purport or seek to enjoin or restrain the transactions contemplated by this Agreement.

                   3.12.  Interest Rate Risk Management Instruments.
         All interest rate swaps, caps, floors and option agreements and other interest rate risk management arrangements to which Buyer or any of its Subsidiaries is a party or by which any of their properties or assets may be bound were entered into in the or-dinary course of business and, to the knowledge of Buyer, in accordance with prudent banking practice and applicable rules, regulations and policies of Regulatory Authorities and with counterparties believed to be financially responsible at the time and are legal, valid and binding obligations and are in full force and effect. Buyer and each of its Subsidiaries has duly performed in all material respects all of its obligations thereunder to the extent that such obligations to perform have accrued, and, to the knowledge of Buyer, as of the date hereof, there are no material breaches, violations or defaults or al-legations or assertions of such by any party thereunder.

                   3.13. Taxes. Buyer and each Buyer Subsidiary have timely filed or will timely file (including extensions) all material tax returns required to be filed at or prior to the Closing Date ("Buyer Returns"). Each of Buyer and its Subsid-iaries has paid, or set up adequate reserves on the Buyer Fi-nancial Statements for the payment of, all taxes required to be paid in respect of the periods covered by the Buyer Financial Statements and has paid or set up adequate reserves on the most recent financial statements Buyer has filed under the Exchange Act for the payment of, all taxes anticipated to be payable in respect of the periods covered by such financial statements.
         No material deficiencies for any tax, assessment or governmen-tal charge have been proposed, asserted or assessed in writing by any governmental or taxing authority against any of Buyer or









         any Buyer Subsidiary which have not been settled or would not be covered by existing reserves. Neither Buyer nor any Buyer Subsidiary is delinquent in the payment of any material tax, assessment or governmental charge shown to be due on any Buyer Return (taking into account extensions properly obtained), and no waiver of the time to assess any tax granted in writing by Buyer or any Buyer Subsidiary is pending. The federal and state income tax returns of Buyer and the Buyer Subsidiaries have been audited and settled by the IRS or appropriate state tax authorities for all periods ended through December 31, 1992, or the period for assessment of taxes in respect of such periods has expired.

                   3.14. Accounting, Tax and Regulatory Matters. Nei-ther Buyer nor any Buyer Subsidiary has taken or agreed to take any action or has any knowledge of any fact or circumstance that would (i) prevent the transactions contemplated hereby from qualifying as a reorganization within the meaning of Sec-tion 368 of the IRC or (ii) materially impede or delay receipt of any approval referred to in Section 6.01(b) or the consumma-tion of the transactions contemplated by this Agreement.

                   3.15. Accuracy of Information. The statements of Buyer contained in this Agreement, the Schedules and in any other written document executed and delivered by or on behalf of Buyer pursuant to the terms of this Agreement are true and correct in all material respects, and such statements and docu-ments do not omit any material fact necessary to make the statements contained herein or therein not misleading.

                   3.16. Labor. No work stoppage involving Buyer or any Buyer Subsidiary, is pending or, to the best knowledge of Buyer, threatened which reasonably could be expected to have a material adverse effect on the Condition of Buyer and its Sub-sidiaries, taken as a whole. Neither Buyer nor any Buyer Sub-sidiary is involved in, or, to the best knowledge of Buyer, threatened with or affected by, any labor dispute, arbitration, law suit or administration proceeding which reasonably could be expected to have a material adverse effect on the Condition of Buyer and its Subsidiaries, taken as a whole.

                   3.17. Mark Twain Merger Agreement. In the case of the representations and warranties made by Mark Twain, as of the date hereof, to the knowledge of Buyer after reasonable inquiry, (i) the representations and warranties of Mark Twain set forth in Article II of the Mark Twain Merger Agreement are true and correct as if made on the date hereof and (ii) there has been no breach or violation of, or default under, the Mark Twain Merger Agreement by Mark Twain or by Buyer. As of the date hereof, the Mark Twain Merger Agreement has not been









         amended, modified or supplemented, and there have been no waiv-ers of any conditions granted by either party thereto.


                                    ARTICLE IV

                CONDUCT OF BUSINESSES PRIOR TO THE EFFECTIVE TIME

                  4.01. Conduct of Businesses Prior to the Effective Time. During the period from the date of this Agreement to the Effective Time, each of Buyer and Seller shall, and shall cause each of their respective Subsidiaries to, conduct its business according to the ordinary and usual course consistent with past practices and shall, and shall cause each such Subsidiary to, use its best efforts to maintain and preserve its business or-ganization, employees and advantageous business relationships and retain the services of its officers and key employees.

                  4.02.  Forbearances.  Except as set forth on Schedule
         4.02 or as otherwise contemplated by this Agreement, during the period from the date of this Agreement to the Effective Time, Seller shall not and shall not permit any of its Subsidiaries to, without the prior written consent of Buyer:

                  (a) declare, set aside or pay any dividends or other distributions, directly or indirectly, in respect of its capital stock (other than dividends from a Subsidiary of Seller to Seller or another Subsidiary of Seller), except that Seller may (i) declare and pay cash dividends on the Seller Common Stock of not more than $.17 per share per quarterly period and (ii) declare and pay cash dividends on Seller Preferred Stock of not more than $.8125 per share per quarterly period; provided, that the parties agree to consult with respect to the last quarterly dividend of Seller payable prior to the Effective Time with the object of assuring that the shareholders of Seller do not receive a shortfall or a premium based on the record and payment dates of their last dividend prior to the Merger and the record and payment dates of the first dividend of Buyer following the Merger; or

                  (b) enter into or amend any employment, severance or similar agreement or arrangement with any director or of-ficer or employee, or materially modify any of the Seller Employee Plans or grant any salary or wage increase or ma-terially increase any employee benefit (including incentive or bonus payments), except normal individual increases in compensation to employees consistent with past practice, or as required by law or contract; or










                  (c) authorize, recommend (subject to the fiduciary duties of Seller's Board of Directors, based upon written advice of counsel to Seller, which counsel is reasonably acceptable to Buyer), propose or announce an intention to authorize, so recommend or propose, or enter into an agree-ment in principle with respect to, any merger, consolida-tion or business combination (other than the Merger), any acquisition of a material amount of assets or securities, any disposition of a material amount of assets or securi-ties or any release or relinquishment of any material con-tract rights; or

                  (d) propose or adopt any amendments to its articles of incorporation, association or other charter document or bylaws; or

                  (e) issue, sell, grant, confer or award any of its Equity Securities (except that Seller may (i) issue shares of Seller Common Stock upon exercise of Seller Stock Op-tions outstanding on the date of this Agreement, (ii) issue shares of Seller Common Stock upon the conversion of Seller Preferred Stock, (iii) issue shares of Seller Common Stock as contemplated by the Seller's Supplemental Pension Plan, or (iv) issue shares of Seller Common Stock pursuant to the Seller's dividend reinvestment plan) or effect any stock split or adjust, combine, reclassify or otherwise change its capitalization as it existed on the date of this Agree-ment; or

                  (f) purchase, redeem, retire, repurchase, or ex-change, or otherwise acquire or dispose of, directly or indirectly, any of its Equity Securities, whether pursuant to the terms of such Equity Securities or otherwise; pro-vided, however, that Seller shall be permitted to purchase up to 6,973,380 shares of Seller Common Stock (as contem-plated by Section 5.17) at a purchase price per share not to exceed $22.00 per share; or

                  (g) (i) without first consulting with Buyer, enter into, renew or increase any loan or credit commitment (in-cluding stand-by letters of credit) to, or invest or agree to invest in any person or entity or modify any of the ma-terial provisions or renew or otherwise extend the maturity date of any existing loan or credit commitment (col-lectively, "Lend to") in an amount in excess of (A) $500,000 in respect of commercial transactions, including commercial real estate transactions ("Commercial Transac-tions") and (B) $1,000,000 in respect of residential real estate transactions, or in an amount which, or when ag-gregated with any and all loans or credit commitments to









             such person or entity, would be in excess of (A) $500,000 in respect of commercial transactions, including Commercial Transactions and (B) $1,000,000 in respect of residential real estate transactions; (ii) without first obtaining the written consent of Buyer, lend to any person or entity in an amount in excess of $750,000 in respect of Commercial Transactions or in an amount which, when aggregated with any and all loans or credit commitments to such person or entity, would be in excess of $750,000 in respect of Com-mercial Transactions; (iii) Lend to any person other than in accordance with lending policies as in effect on the date hereof; provided that in the case of clauses (ii) and
             (iii) Seller or any Seller Subsidiary may make any such loan in the event (A) Seller or any Seller Subsidiary has delivered to Buyer or its designated representative a no-tice of its intention to make such loan and such informa-tion as Buyer or its designated representative may reason-ably require in respect thereof and (B) Buyer or its desig-nated representative shall not have reasonably objected to such loan by giving written or facsimile notice of such objection within two business days following the delivery to Buyer of the notice of intention and information as aforesaid; or (iv) Lend to any person or entity any of the loans or other extensions of credit to which or investments in which are on a "watch list" or similar internal report of Seller or any Seller Subsidiary (except those denoted "pass" thereon), in an amount in excess of $250,000; pro-vided, however, that nothing in this paragraph shall pro-hibit Seller or any Seller Subsidiary from honoring any contractual obligation in existence on the date of this Agreement. Notwithstanding the provisions of clauses (i) and (ii) of this Section 4.02(g), Seller shall be autho-rized without first consulting with Buyer or obtaining Buyer's prior written consent, to increase the aggregate amount of any credit facilities theretofore established in favor of any person or entity (each a "Pre-Existing Facil-ity"), provided that the aggregate amount of any and all such increases with respect to any Pre-Existing Facility shall not without Buyer's prior written consent, which con-sent shall not be unreasonably withheld or delayed, be in excess of the lesser of five percent (5%) of such Pre-Existing Facility or $25,000; or;

                  (h) directly or indirectly (including through its officers, directors, employees or other representatives) initiate, solicit or encourage any discussions, inquiries or proposals with any third party relating to the disposi-tion of any significant portion of the business or assets of Seller or any Seller Subsidiary or the acquisition of Equity Securities of Seller or any Seller Subsidiary or the









             merger of Seller or any Seller Subsidiary with any person (other than Buyer) or any similar transaction (each such transaction being referred to herein as an "Acquisition Transaction"), or provide any such person with information or assistance or negotiate with any such person with re-spect to an Acquisition Transaction, and Seller shall promptly notify Buyer orally of all the relevant details relating to all inquiries, indications of interest and pro-posals which it may receive with respect to any Acquisition Transaction; or

                  (i) take any action that would (A) materially impede or delay the consummation of the transactions contemplated by this Agreement or the ability of Buyer or Seller to ob-tain any approval of any Regulatory Authority required for the transactions contemplated by this Agreement or to per-form its covenants and agreements under this Agreement or
             (B) prevent the transactions contemplated hereby from qualifying as a reorganization within the meaning of Sec-tion 368 of the IRC; or

                  (j) other than in the ordinary course of business consistent with past practice, incur any indebtedness for borrowed money, assume, guarantee, endorse or otherwise as an accommodation become responsible or liable for the ob-ligations of any other individual, corporation or other entity, or pay without prior approval of Buyer, which shall not be unreasonably withheld, any Merger Fees in excess of the amount set forth on Schedule 2.23; or

                  (k) materially restructure or materially change its investment securities portfolio, without prior written con-sent of Buyer which consent shall not be unreasonably with-held or delayed, through purchases, sales or otherwise, or the manner in which the portfolio is classified or re-ported, or execute any individual investment transaction for its own account (i) in securities backed by the full faith and credit of the United States or an agency thereof in excess of $10,000,000 and (ii) in any other investment securities in excess of $1,000,000; or

                  (l) agree in writing or otherwise to take any of the foregoing actions or engage in any activity, enter into any transaction or take or omit to take any other act which would make any of the representations and warranties in
             Article II of this Agreement untrue or incorrect in any material respect if made anew after engaging in such ac-tivity, entering into such transaction, or taking or omit-ting such other act.










                  4.03. Forbearances of Buyer. Except to the extent required by law, regulation or Regulatory Authority, or with the prior written consent of Seller, during the period from the date of this Agreement to the Effective Time, Buyer shall not and shall not permit any of the Buyer Subsidiaries to:

                  (a) declare, set aside or pay any dividends or other distributions, directly or indirectly, in respect of its capital stock (other than dividends from any of the Buyer Subsidiaries to Buyer or to another of the Buyer Subsidiar-
             ies), except that Buyer may pay its regular quarterly divi-dends in amounts as it shall determine from time to time;

                  (b) take any action that would (A) materially impede or delay the consummation of the transactions contemplated by this Agreement or the ability of Seller or Buyer to ob-tain any approval of any Regulatory Authority required for the transactions contemplated by this Agreement or to per-form its covenants and agreements under this Agreement or
             (B) prevent the transactions contemplated hereby from qualifying as a reorganization within the meaning of Sec-tion 368 of the Code; or

                  (c) agree in writing or otherwise to take any of the foregoing actions or engage in any activity, enter into any transaction or intentionally take or omit to take any other action which would make any of the representations and war-ranties in Article III of this Agreement untrue or incor-rect in any material respect if made anew after engaging in such activity, entering into such transaction, or taking or omitting such other action.

                                    ARTICLE V

                              ADDITIONAL AGREEMENTS

                   5.01. Access and Information. Buyer and its Subsid-iaries, on the one hand, and Seller and its Subsidiaries, on the other hand, shall each afford to each other, and to the other's accountants, counsel and other representatives, full access during normal business hours, during the period prior to the Effective Time, to all their respective properties, books, contracts, commitments and records and, during such period, each shall furnish promptly to the other (i) a copy of each report, schedule and other document filed or received by it during such period pursuant to the requirements of federal and state securities laws and (ii) all other information concerning its business, properties and personnel as such other party may reasonably request. Each party hereto shall, and shall cause its advisors and representatives to, (A) hold confidential all









         information obtained in connection with any transaction contem-plated hereby with respect to the other party which is not oth-erwise public knowledge, (B) return all documents (including copies thereof) obtained hereunder from the other party to such other party and (C) use its best efforts to cause all informa-tion obtained pursuant to this Agreement or in connection with the negotiation of this Agreement to be treated as confidential and not use, or knowingly permit others to use, any such infor-mation unless such information becomes generally available to the public.

                   5.02.  Registration Statement; Regulatory Matters.
         (a) Buyer shall prepare and, subject to the review and consent of Seller with respect to matters relating to Seller, file with the SEC as soon as is reasonably practicable the Registration Statement (or the equivalent in the form of preliminary proxy material) with respect to the shares of Buyer Common Stock to be issued in the Merger and the exercise of Buyer Stock Options after the Effective Time. Buyer shall prepare and file a no-tice with the Board as soon as reasonably practicable. Buyer shall use all reasonable efforts to cause the Registration Statement to become effective. Buyer shall also take any ac-tion required to be taken under any applicable state blue sky or securities laws in connection with the issuance of such shares and the exercise of such options, and Seller and its Subsidiaries shall furnish Buyer all information concerning Seller and its Subsidiaries and the stockholders thereof as Buyer may reasonably request in connection with any such ac-tion. Buyer shall use its best efforts to cause the shares of Buyer Common Stock to be issued in the Merger to be approved for listing on the New York Stock Exchange, subject to official notice of issuance, prior to the Effective Time.

                   (b) Seller and Buyer shall cooperate and use their respective best efforts to prepare all documentation, to effect all filings and to obtain all permits, consents, approvals and authorizations of all third parties, Regulatory Authorities necessary to consummate the transactions contemplated by this Agreement and, as and if directed by Buyer, to consummate such other mergers, consolidations or asset transfers or other transactions by and among Buyer's Subsidiaries and Seller's Subsidiaries concurrently with or following the Effective Time, provided, however, that the foregoing shall not (A) alter or change the Merger Consideration, (B) adversely affect the tax treatment to Sellers' stockholders as a result of receiving the Merger Consideration or (C) materially impede or delay receipt of any approval referred to in Section 6.01(b) or the consumma-tion of the transactions contemplated by this Agreement.











                   5.03. Stockholder Approval. Seller shall call a meeting of its stockholders to be held as soon as practicable for the purpose of voting upon the Merger or take other action for stockholders to authorize the Merger. In connection there-with, Buyer shall prepare the Proxy Statement and, with the approval of each of Buyer and Seller, the Proxy Statement shall be filed with the SEC and mailed to the stockholders of Seller. The Board of Directors of Seller shall submit for approval of Seller's stockholders the matters to be voted upon in order to authorize the Merger. The Board of Directors of Seller hereby does and (subject to the fiduciary duties of Seller's Board of Directors, as advised by outside counsel) will recommend this Agreement and the transactions contemplated hereby to stock-holders of Seller and will use its best efforts to obtain any vote of Seller's stockholders that is necessary for the ap-proval and adoption of this Agreement and consummation of the transactions contemplated hereby.

                   5.04. Current Information. During the period from the date of this Agreement to the Effective Time, each party shall promptly furnish the other with copies of all monthly and other interim financial statements as the same become available and shall cause one or more of its designated representatives to confer on a regular and frequent basis with representatives of the other party. Each party shall promptly notify the other party of any material change in its business or operations and of any governmental complaints, investigations or hearings (or communications indicating that the same may be contemplated), or the institution or the threat of material litigation involv-ing such party, and shall keep the other party fully informed of such events.

                   5.05. Agreements of Affiliates. As soon as practi-cable after the date of this Agreement, Seller shall deliver to Buyer a letter identifying all persons whom Seller believes to be, at the time this Agreement is submitted to a vote of the stockholders of Seller, "affiliates" of Seller for purposes of Rule 145 under the Securities Act. Seller shall use its best efforts to cause each person who is so identified as an "af-filiate" to deliver to Buyer as soon as practicable thereafter, and in any event no later than the publication of notice in the Federal Register of Buyer's notice to the Board referred to in
         Section 5.02, a written agreement providing that from the date of such agreement each such person will agree not to sell, pledge, transfer or otherwise dispose of any shares of stock of Seller held by such person or any shares of Buyer Common Stock to be received by such person in the Merger except in compli-ance with the applicable provisions of the Securities Act. Prior to the Effective Time, Seller shall amend and supplement such letter and use its best efforts to cause each additional









         person who is identified as an "affiliate" to execute a written agreement as set forth in this Section 5.05.

                   5.06. Expenses. Each party hereto shall bear its own expenses incident to preparing, entering into and carrying out this Agreement and to consummating the Merger.

                   5.07. Miscellaneous Agreements and Consents. (a) Subject to the terms and conditions herein provided, each of the parties hereto agrees to use its respective best efforts to take, or cause to be taken, all action, and to do, or cause to be done, all things necessary, proper or advisable under appli-cable laws and regulations to consummate and make effective the transactions contemplated by this Agreement as expeditiously as possible, including without limitation using its respective best efforts to lift or rescind any injunction or restraining order or other order adversely affecting the ability of the parties to consummate the transactions contemplated hereby. Each party shall, and shall cause each of its respective sub-sidiaries to, use its best efforts to obtain consents of all third parties and Regulatory Authorities necessary or, in the opinion of Buyer, desirable for the consummation of the trans-actions contemplated by this Agreement.

                   (b) Subject to applicable laws, regulations and re-quirements of Regulatory Authorities, Seller, prior to the Ef-fective Time, shall (i) consult and cooperate with Buyer re-garding the implementation of those policies and procedures established by Buyer for its governance and that of its Subsid-iaries and not otherwise referenced in Section 5.15 hereof, including, without limitation, policies and procedures pertain-ing to the accounting, asset/liability management, audit, credit, human resources, treasury and legal functions, and (ii) at the request of Buyer, conform Seller's existing policies and procedures in respect of such matters to Buyer's policies and procedures or, in the absence of any existing Seller policy or procedure regarding any such function, introduce Buyer's poli-cies or procedures in respect thereof, unless to do so would cause Seller or any of the Seller Subsidiaries to be in viola-tion of any law, rule or regulation of any Regulatory Authority having jurisdiction over Seller and/or the Seller Subsidiary affected thereby, provided, however, that prior to the date that it shall be a requirement hereunder for such policies and procedures to be established, Buyer shall certify to Seller that Buyer's representations and warranties are true and cor-rect as of such date, that the approval conditions to its obli-gations contemplated by Section 6.01(b) have been satisfied or waived (except to the extent that any waiting period associated therewith may then have commenced but not expired) and that










         Buyer is otherwise in compliance with this Agreement; and pro-vided, further, that Seller shall not be required to take any such action that is not consistent with GAAP and regulatory accounting principles.

                   5.08. Employee Benefits. The Seller Employee Plans shall not be terminated by reason of the Merger but shall con-tinue thereafter as plans of the Surviving Corporation until such time as the employees of Seller and the Seller Subsidiar-ies are integrated into Buyer's employee benefit plans that are available to other employees of Buyer and Buyer Subsidiaries, subject to the terms and conditions specified in such plans and to such changes therein as may be necessary to reflect the con-summation of the Merger. Buyer shall take such steps as are necessary or required to integrate the employees of Seller and the Seller Subsidiaries in Buyer's employee benefit plans available to other employees of Buyer and Buyer Subsidiaries as soon as practicable after the Effective Time, (i) with full credit for prior service with Seller or any of the Seller Sub-sidiaries for all purposes other than determining the amount of benefit accruals under any defined benefit plan, (ii) without any waiting periods, evidence of insurability, or application of any pre-existing condition limitations, and (iii) with full credit for claims arising prior to the Effective Time for pur-poses of deductibles, out-of-pocket maximums, benefit maximums, and all other similar limitations for the applicable plan year during which the Merger is consummated. Each of Buyer and Seller shall use all reasonable efforts to insure that no amounts paid or payable by Seller, Seller Subsidiaries or Buyer to or with respect to any employee or former employee of Seller or any Seller Subsidiary will fail to be deductible for federal income tax purposes by reason of Section 280G of the IRC. Seller shall ensure that following the Effective Time no holder of Seller Employee Stock Options or any participant in any Seller Stock Plan shall have any right thereunder to acquire any securities of Seller or any Seller Subsidiary.

                   5.09. Seller Stock Options. (a) At the Effective Time, all rights with respect to Seller Common Stock pursuant to Seller Stock Options that are outstanding at the Effective Time, whether or not then exercisable, shall be converted into and become rights with respect to Buyer Common Stock, and Buyer shall assume Seller Stock Option in accordance with the terms of the stock option plan under which it was issued and the stock option agreement by which it is evidenced. From and af-ter the Effective Time, (i) each Seller Stock Option assumed by Buyer shall be exercised solely for shares of Buyer Common Stock, (ii) the number of shares of Buyer Common Stock subject to each Seller Stock Option shall be equal to the number of










         shares of Seller Common Stock subject to such Seller Stock Op-tion immediately prior to the Effective Time multiplied by the Exchange Ratio and (iii) the per share exercise price under each Seller Stock Option shall be adjusted by dividing the per share exercise price under such Seller Stock Option by the Ex-change Ratio and rounding down to the nearest cent; provided, however, that the terms of each Seller Stock Option shall, in accordance with its terms, be subject to further adjustment as appropriate to reflect any stock split, stock dividend, recapi-talization or other similar transaction subsequent to the Ef-fective Time. It is intended that the foregoing assumption shall be undertaken in a manner that will not constitute a "modification" as defined in the IRC, as to any Seller Stock Option that is an "incentive stock option."

                   (b) At or prior to the Effective Time, Buyer shall take all corporate action necessary to authorize and reserve for issuance a sufficient number of shares of Buyer Common Stock for delivery upon exercise of Seller Stock Options to purchase Seller Common Stock assumed by it in accordance para-graph (a) above. As soon as practicable after the Effective Time, Buyer shall file a registration statement on Form S-3 or Form S-8, as the case may be (or any successor or other ap-propriate forms), or another appropriate form with respect to the shares of Buyer Common Stock subject to such options and shall use its best efforts to maintain the effectiveness of such registration statements (and maintain the current status of the prospectus contained therein) for so long as such op-tions remain outstanding.

                   5.10. Press Releases. Except as may be required by law, Seller and Buyer shall consult and agree with each other as to the form and substance of any proposed press release re-lating to this Agreement or any of the transactions contem-plated hereby.

                   5.11. State Takeover Statutes; Seller's Certificate of Incorporation. (a) Seller will take all steps necessary to exempt the transactions contemplated by this Agreement and any agreement contemplated hereby from, and if necessary challenge the validity of, any applicable state takeover law.

                   (b) Seller will take all steps necessary to exempt the transactions contemplated by this Agreement and any agree-ment contemplated hereby from the super-majority voting provi-sions of Sections 9 and 12 of Seller's Certificate of Incorpo-ration.

                   5.12. D&O Indemnification. From and after the Ef-fective Time, Buyer agrees to (i) indemnify and hold harmless









         the past and present employees, agents, directors or officers of Seller and its Subsidiaries for all acts or omissions occur-ring at or prior to the Effective Time to the same extent such persons are indemnified and held harmless (A) under their re-spective Articles of Incorporation or Bylaws of Seller and its Subsidiaries in the form in effect at the date of this Agree-ment, (B) by operation of law, or (C) by virtue of any con-tract, resolution or other agreement or document existing at the date of this Agreement, and such duties and obligations shall continue in full force and effect for so long as they would (but for the Merger) otherwise survive and continue in full force and effect, and (ii) assume the obligations of Seller with respect to directors and officers insurance under its prior acquisition agreements, which obligations are set forth on Schedule 5.12. Buyer will provide, or cause to be provided, for a period of not less than six years from the Ef-fective Time, an insurance and indemnification policy that pro-vides the officers and directors of Seller and its Subsidiaries immediately prior to the Effective Time coverage no less favor-able than as currently provided by Buyer to its officers and directors.

                   5.13. Best Efforts. Each of Buyer and Seller under-takes and agrees to use its best efforts to cause the Merger
         (i) to qualify as a reorganization within the meaning of Sec-tion 368 of the IRC (including, if necessary, to take reason-able steps to restructure the transactions contemplated by this Agreement to so qualify) and (ii) to occur as soon as practi-cable. Each of Buyer and Seller agrees to not take any action that would materially impede or delay the consummation of the transactions contemplated by this Agreement or the ability of Buyer or Seller to obtain any approval of any Regulatory Au-thority required for the transactions contemplated by this Agreement or to perform its covenants and agreements under this Agreement.

                   5.14. Insurance. Seller shall, and Seller shall cause each of its Subsidiaries to, use its best efforts to maintain its existing insurance.

                   5.15. Conforming Entries. (a) Notwithstanding that Seller believes that Seller and the Seller Subsidiaries have established all reserves and taken all provisions for possible loan losses required by GAAP and applicable laws, rules and regulations, Seller recognizes that Buyer may have adopted dif-ferent loan, accrual and reserve policies (including loan clas-sifications and levels of reserves for possible loan losses). Subject to applicable laws, regulations and the requirements of Regulatory Authorities, from and after the date of this Agree-ment to the Effective Time, Seller and Buyer shall consult and









         cooperate with each other with respect to conforming the loan, accrual and reserve policies of Seller and the Seller Subsid-iaries to those policies of Buyer, as specified in each case in writing to Seller, based upon such consultation and as herein-after provided.

                   (b) Subject to applicable laws, regulations and the requirements of Regulatory Authorities, in addition, from and after the date of this Agreement to the Effective Time, Seller and Buyer shall consult and cooperate with each other with re-spect to determining appropriate Seller accruals, reserves and charges to establish and take in respect of excess equipment write-off or write-down of various assets and other appropriate charges and accounting adjustments taking into account the par-ties' business plans following the Merger, as specified in each case in writing to Seller, based upon such consultation and as hereinafter provided.

                   (c) Subject to applicable laws, regulations and the requirements of Regulatory Authorities, Seller and Buyer shall consult and cooperate with each other with respect to determin-ing, as specified in a written notice from Buyer to Seller, based upon such consultation and as hereinafter provided, the amount and the timing for recognizing for financial accounting purposes Seller's expenses of the Merger and the restructuring charges relating to or to be incurred in connection with the Merger.

                   (d) Subject to applicable laws, regulations and the requirements of Regulatory Authorities, Seller shall (i) es-tablish and take such reserves and accruals at such time as Buyer shall reasonably request to conform Seller's loan, ac-crual and reserve policies to Buyer's policies, and (ii) estab-lish and take such accruals, reserves and charges in order to implement such policies in respect of excess facilities and equipment capacity, severance costs, litigation matters, write-off or write-down of various assets and other appropriate ac-counting adjustments, and to recognize for financial accounting purposes such expenses of the Merger and restructuring charges related to or to be incurred in connection with the Merger, in each case at such times as are reasonably requested by Buyer; provided, however, that on the date such reserves, accruals and charges are to be taken, Buyer shall certify to Seller that Buyer's representations and warranties are true and correct as of such date, that the approval conditions to its obligations contemplated by Section 6.01(b) have been satisfied or waived (except to the extent that any waiting period associated there-with may then have commenced but not expired) and that Buyer is otherwise in compliance with this Agreement; and provided, fur-ther, that Seller shall not be required to take any such action that is not consistent with GAAP and regulatory accounting principles.










                   (e) No reserves, accruals or charges taken in ac-cordance with Section 5.15(d) above may be a basis to assert a violation of a breach of a representation, warranty or covenant of Seller herein.

                   5.16. Environmental Reports. Seller shall cooperate with Buyer so that Buyer may as soon as reasonably practicable obtain, at Buyer's expense, a report of a phase one environmen-tal investigation on all real property owned, leased or oper-ated by Seller or any of the Seller Subsidiaries as of the date hereof (but excluding Brio or Brio related properties, "other real estate owned," property held in trust or in a fiduciary capacity and space in retail or similar establishments leased by Seller or any of the Seller Subsidiaries for automatic teller machines or bank branch facilities where the space leased comprises less than 20% of the total space leased to all tenants of such property) and within ten (10) days after the acquisition or lease of any real property acquired or leased by Seller or any of the Seller Subsidiaries after the date hereof (but excluding space in retail and similar establishments leased by Seller or any of the Seller Subsidiaries for automatic teller machines or bank branch facilities where the space leased comprises less than 20% of the total space leased to all tenants of such property). If advisable in light of the phase one report with respect to any parcel of real property referred to above, in the reasonable opinion of Buyer, Seller shall also cooperate with Buyer so that Buyer may obtain, at Buyer's expense, a phase two investigation report on such designated parcels. Buyer shall have fifteen (15) business days from the receipt of any such phase two investigation report to notify Seller of any dissatisfaction with the contents of such report. The after-tax costs (based on the highest federal marginal tax rate) of all remedial or other corrective actions or measures with regard to the real properties referred to above required by applicable law up to and including $6.5 million in the aggregate shall be paid by Buyer. Such after-tax costs of remedial or other corrective actions or measures with regard to such real properties so required which exceed $6.5 million shall be the responsibility of Seller and shall be deducted from the consideration to be paid by Buyer pursuant to this Merger Agreement; provided that in the event such after-tax costs exceed $30,000,000 Seller shall have the right pursuant to Section 7.01 (f) hereof to terminate this Agreement. Any costs associated with the Brio property or Brio related properties are assumed in the transaction and are not part of the subject matter of this
         Section 5.16.

                   5.17. Seller Securities. Subject to Buyer's certi-fication to Seller that Buyer's representations and warranties are true and correct as of such date, that the approval condi-









         tions to its obligations contemplated by Section 6.01(b) have been satisfied or waived (except to the extent that any waiting period associated therewith may then have commenced but not expired) and that Buyer is otherwise in compliance with this Agreement, Seller shall call for redemption at the earliest practicable date permitted pursuant to the related certificate of designation all issued and outstanding shares of Seller Pre-ferred Stock. Seller shall use its reasonable best efforts, subject to prudent business practices, to acquire up to 6,973,380 shares of Seller Common Stock in open-market transactions consummated prior to the Effective Time, and subject to compliance with applicable securities laws and regulations, at a cost per share in each transaction of not more than $22.00 per share.

                                    ARTICLE VI

                                    CONDITIONS

                   6.01. Conditions to Each Party's Obligation To Ef-fect the Merger. The respective obligations of each party to effect the Merger shall be subject to the fulfillment or waiver at or prior to the Effective Time of the following conditions:

                   (a) This Agreement shall have received the requisite approval of stockholders of Seller.

                   (b) All requisite approvals of this Agreement and the transactions contemplated hereby shall have been re-ceived from the Board and any other Regulatory Authority.

                   (c) The Registration Statement shall have been de-clared effective and shall not be subject to a stop order or any threatened stop order.

                   (d) Neither Seller nor Buyer shall be subject to any order, decree or injunction, and there shall be no pending or threatened order, decree or injunction, of a court or agency of competent jurisdiction which enjoins or prohib-its the consummation of any of the Transactions.

                   (e) There shall be no legislative, statutory or regulatory action (whether federal or state) pending which prohibits or threatens to prohibit consummation of the Transactions or which otherwise materially adversely af-fects the Transactions.

                   (f) Each of Buyer and Seller shall have received, from counsel reasonably satisfactory to it, an opinion reasonably satisfactory in form and substance to it to the effect that the Merger will constitute a reorganization within the meaning of Section 368 of the IRC and that no gain or loss will be recognized by the stockholders of









              Seller to the extent they receive Buyer Common Stock solely in exchange for shares of Seller Common Stock.

                   6.02. Conditions to Obligations of Seller To Effect the Merger. The obligations of Seller to effect the Merger shall be subject to the fulfillment or waiver at or prior to the Effective Time of the following additional conditions:

                   (a) Representations and Warranties. The representa-tions and warranties of Buyer set forth in Article III of this Agreement shall be true and correct in all material respects as of the date of this Agreement and as of the Effective Time (as though made on and as of the Effective Time except (i) to the extent such representations and warranties are by their express provisions made as of a specified date or period and (ii) for the effect of trans-actions contemplated by this Agreement) and Seller shall have received a certificate of the chairman or vice chair-man of Buyer to that effect.

                   (b) Performance of Obligations. Buyer shall have performed in all material respects all obligations re-quired to be performed by it under this Agreement prior to the Effective Time, and Seller shall have received a cer-tificate of the chairman or vice chairman of Buyer to that effect.

                   6.03. Conditions to Obligations of Buyer To Effect the Merger. The obligations of Buyer to effect the Merger shall be subject to the fulfillment or waiver at or prior to the Effective Time of the following additional conditions:

                   (a) Representations and Warranties. The representa-tions and warranties of Seller set forth in Article II of this Agreement shall be true and correct in all material respects as of the date of this Agreement and as of the Effective Time (as though made on and as of the Effective Time except (i) to the extent such representations and warranties are by their express provisions made as of a specific date or period and (ii) for the effect of trans-actions contemplated by this Agreement) and Buyer shall have received a certificate of the chairman of Seller and a certificate of the president and chief executive officer of Seller to that effect.

                   (b) Performance of Obligations. Seller shall have performed in all material respects all obligations re-quired to be performed by it under this Agreement prior to the Effective Time, and Buyer shall have received a cer-tificate of the chairman of Seller and a certificate of









              the president and chief executive officer of Seller to that effect.

                   (c) All shares of Seller Preferred Stock shall have been either converted into shares of Seller Common Stock or redeemed, in each case in accordance with the terms of the related certificate of designation.

                                   ARTICLE VII

                        TERMINATION, AMENDMENT AND WAIVER

                   7.01. Termination. This Agreement may be terminated at any time prior to the Effective Time, whether before or af-ter any requisite stockholder approval:

                   (a) by mutual consent by the Executive Committee of the Board of Directors of Buyer and the Board of Directors of Seller;

                   (b) by the Executive Committee of the Board of Di-rectors of Buyer or the Board of Directors of Seller at any time after the date that is twelve months after the date of this Agreement if the Merger shall not theretofore have been consummated (provided that the terminating party is not then in material breach of any representation, war-ranty, covenant or other agreement contained herein);

                   (c) by the Executive Committee of the Board of Di-rectors of Buyer or the Board of Directors of Seller if
              (i) the Board has denied approval of the Merger and such denial has become final and nonappealable or (ii) stock-holders of Seller shall not have approved this Agreement at the Meeting following a favorable recommendation of Seller's Board of Directors;

                   (d) by the Executive Committee of the Board of Di-rectors of Buyer in the event of a material breach by Seller of any representation, warranty, covenant or other agreement contained in this Agreement, which breach is not cured within 30 days after written notice thereof to Seller by Buyer;

                   (e) by the Board of Directors of Seller in the event of a material breach by Buyer of any representation, war-ranty, covenant or other agreement contained in this Agreement, which breach is not cured within 30 days after written notice thereof is given to Buyer by Seller; or











                   (f) by the Board of Directors of Seller pursuant to and in accordance with the provisions of the last sentence of Section 5.16.

                   7.02. Effect of Termination. In the event of termi-nation of this Agreement as provided in Sections 7.01(a) through 7.01(c) and Section 7.01(f) above, this Agreement shall forthwith become void and there shall be no liability or obli-gation on the part of Buyer or Seller or their respective of-ficers or directors except as set forth in the second sentence of Section 5.01 and in Section 5.06.

                   7.03. Amendment. This Agreement and the Schedules hereto may be amended by the parties hereto, by action taken by or on behalf of their respective Boards of Directors, at any time before or after approval of this Agreement by the stock-holders of Seller; provided, however, that after any such ap-proval by the stockholders of Seller no such modification shall alter or change the amount or kind of consideration to be re-ceived by holders of Seller Common Stock as provided in this Agreement. This Agreement may not be amended except by an in-strument in writing signed on behalf of each of Buyer and Seller.

                   7.04. Severability. Any term, provision, covenant or restriction contained in this Agreement held by a court or a Regulatory Authority of competent jurisdiction or the Board to be invalid, void or unenforceable, shall be ineffective to the extent of such invalidity, voidness or unenforceability, but neither the remaining terms, provisions, covenants or restric-tions contained in this Agreement nor the validity or enforce-ability thereof in any other jurisdiction shall be affected or impaired thereby. Any term, provision, covenant or restriction contained in this Agreement that is so found to be so broad as to be unenforceable shall be interpreted to be as broad as is enforceable.

                   7.05. Waiver. Any term, condition or provision of this Agreement may be waived in writing at any time by the party which is, or whose stockholders are, entitled to the ben-efits thereof.

                                   ARTICLE VIII

                                GENERAL PROVISIONS

                   8.01. Non-Survival of Representations, Warranties and Agreements. No investigation by the parties hereto made heretofore or hereafter shall affect the representations and warranties of the parties which are contained herein and each









         such representation and warranty shall survive such investiga-tion. Except as set forth below in this Section 8.01, all rep-resentations, warranties and agreements in this Agreement of Buyer and Seller or in any instrument delivered by Buyer or Seller pursuant to or in connection with this Agreement shall expire at the Effective Time or upon termination of this Agree-ment in accordance with its terms or, in the case of any other such instrument, in accordance with the terms of such instru-ment. In the event of consummation of the Merger, the agree-ments contained in or referred to in Sections 5.02(b), 5.07, 5.08, 5.09 and 5.12 shall survive the Effective Time. In the event of termination of this Agreement in accordance with its terms, the agreements contained in or referred to in the second sentence of Section 5.01, Section 5.06 and Section 7.02 shall survive such termination.

                   8.02. Notices. All notices and other communications hereunder shall be in writing and shall be deemed to be duly received (i) on the date given if delivered personally or (ii) upon confirmation of receipt, if by facsimile transmission or
         (iii) on the date received if mailed by registered or certified mail (return receipt requested), or (iv) on the business date after being delivered to a reputable overnight delivery ser-vice, if by such service, to the parties at the following ad-dresses (or at such other address for a party as shall be specified by like notice):

                       (i)  if to Buyer:

                            Mercantile Bancorporation Inc.
                            Mercantile Tower
                            P.O. Box 524
                            St. Louis, Missouri  63166-0524
                            Attention:  John W. Rowe
                                        Executive Vice President

                       Copies to:

                            Jon W. Bilstrom, Esq.
                            General Counsel
                            Mercantile Bancorporation Inc.
                            Mercantile Tower
                            P.O. Box 524
                            St. Louis, Missouri  63166-0524















                       and

                            Wachtell, Lipton, Rosen & Katz
                            51 West 52nd Street
                            New York, New York  10019
                            Attention:  Edward D. Herlihy, Esq.
                            Telecopy:  (212) 403-2000


                       (ii)  if to Seller:

                            Roosevelt Financial Group, Inc.
                            900 Roosevelt Parkway
                            Chesterfield, Missouri  63017
                            Attention:  Stanley Bradshaw, President
                                        and Chief Executive Officer

                       Copies to:

                            Silver, Freedman & Taff, L.L.P.
                            1100 New York Avenue, N.W.
                            Seventh Floor
                            Washington, D.C.  20005
                            Attention:  Barry P. Taff, P.C.
                                        Christopher R. Kelly, P.C.
                            Telecopy:  (202) 682-0354


                   8.03. Miscellaneous. This Agreement (including the Schedules and other written documents referred to herein or provided hereunder) (i) constitutes the entire agreement and supersedes all other prior agreements and understandings, both written and oral, among the parties, or any of them, with re-spect to the subject matter hereof, including any confidential-ity agreement between the parties hereto, (ii) except for the provisions of Section 5.08 and 5.12, is not intended to confer upon any person not a party hereto any rights or remedies here-under, (iii) shall not be assigned by operation of law or oth-erwise and (iv) shall be governed in all respects by the laws of the State of Missouri, except as otherwise specifically pro-vided herein or required by the DGCL. Nothing in this Agree-ment shall be construed to require any party (or any subsidiary or affiliate of any party) to take any action or fail to take any action in violation of applicable law, rule or regulation. This Agreement may be executed in counterparts which together shall constitute a single agreement.













                   IN WITNESS WHEREOF, Buyer and Seller have caused this Agreement to be signed and, by such signature, acknowledged by their respective officers thereunto duly authorized, and such signatures to be attested to by their respective officers thereunto duly authorized, all as of the date first written above.

         Attest:                         MERCANTILE BANCORPORATION INC.



         /s/ John W. Rowe                   By:  /s/ Thomas H. Jacobsen
         ----------------------------       ----------------------------
         Name:  John W. Rowe                Name:  /s/ Thomas H. Jacobsen
                                            Title:  Chairman, President
                                                    and Chief Executive
                                                    Officer


         Attest:                         ROOSEVELT FINANCIAL GROUP, INC.



         /s/ Gary W. Douglass            By:   /s/ Stanley S. Bradshaw
         ---------------------------        ---------------------------
         Name:  Gary W. Douglass            Name:  Stanley S. Bradshaw
         Title:  Executive Vice             Title:  President and Chief
                 President and Chief                Executive Officer
                 Financial Officer























                                      -55-